SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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CYMABAY THERAPEUTICS, INC.

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(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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CYMABAY THERAPEUTICS, INC.

7999 Gateway Blvd., Suite 130

Newark, CA 94560

(510) 293-8800

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 5, 2018

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of CymaBay Therapeutics, Inc., a Delaware corporation. The meeting will be held on Tuesday, June 5, 2018, at 9:00 a.m. local time at the Pacific Research Center, 7677 Gateway Blvd., Conference Center 2nd Floor, Apex Room, Newark, CA 94560 for the following purposes:

1.	To elect the Board of Directors’ nine nominees for director to serve until the 2019 annual meeting of stockholders and until their successors are duly elected and qualified.

2.	To approve the CymaBay 2013 Equity Incentive Plan, as amended and restated, to, among other things, increase the aggregate number of shares of common stock authorized for issuance under the 2013 Equity Incentive Plan by 1,500,000 shares.

3.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of CymaBay Therapeutics, Inc. for its fiscal year ending December 31, 2018.

4.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 9, 2018. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on June 5, 2018, at the Pacific Research Center, 7677 Gateway Blvd., Conference Center 2nd Floor, Apex Room, Newark, CA 94560

The proxy statement and annual report to stockholders

are available at https://www.astproxyportal.com/ast/18519.

By Order of the Board of Directors

/s/ Paul T. Quinlan
Paul T. Quinlan
Secretary

Newark, California

April 20, 2018

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy mailed to you, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

CYMABAY THERAPEUTICS, INC.

7999 Gateway Blvd., Suite 130

Newark, CA 94560

(510) 293-8800

PROXY STATEMENT

FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS

June 5, 2018

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (the “Board”) of CymaBay Therapeutics, Inc. (“CymaBay”) is soliciting your proxy to vote at the 2018 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 20, 2018, to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or after April 30, 2018.

How do I attend the Annual Meeting?

The Annual Meeting will be held on Tuesday, June 5, 2018, at 9:00 a.m. local time at the Pacific Research Center, 7677 Gateway Blvd., Conference Center 2nd Floor, Apex Room, Newark, CA 94560. Directions to the Annual Meeting may be found at the end of this proxy statement or online at www.pacificresearchcenter.com under “Location.” Information on how to vote in person at the Annual Meeting is discussed below.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 9, 2018, will be entitled to vote at the Annual Meeting. On this record date, there were 58,719,193 shares of common stock outstanding and entitled to vote.

Stockholders of Record: Shares Registered in Your Name

If on April 9, 2018, your shares were registered directly in your name with CymaBay’s transfer agent, American Stock Transfer & Trust Company, LLC then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return a proxy card (if you have requested one and have received it), or vote by proxy over the telephone or on the internet as instructed in the Notice or below, to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Similar Organization

If on April 9, 2018, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are three matters scheduled for a vote:

•	Election of the Board’s nine nominees for director to serve until the 2019 annual meeting of stockholders and until their successors are duly elected and qualified;

•	Approval of the CymaBay 2013 Equity Incentive Plan, as amended and restated, to, among other things, increase the aggregate number of shares of common stock authorized for issuance under the 2013 Equity Incentive Plan by 1,500,000 shares; and

•	Ratification of selection by the Audit Committee of the Board of Ernst & Young LLP as the independent registered public accounting firm of CymaBay for its fiscal year ending December 31, 2018.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy over the telephone, through the internet or using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered to you and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To vote over the telephone, dial toll-free 1-800-776-9437 (1-718-921-8500 international) using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Time on June 4, 2018, to be counted.

•	To vote through the internet, go to https://www.voteproxy.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your internet vote must be received by 11:59 p.m., Eastern Time on June 4, 2018, to be counted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Similar Organization

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from CymaBay. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon you have one vote for each share of common stock you own as of April 9, 2018.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the particular proposal to be a “routine” matter. Brokers and nominees that are subject to NYSE rules can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, for instance, matters that may be considered by stockholders such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposal 1 or Proposal 2 without your instructions, but may vote your shares on Proposal 3.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, (a) “For” the election of all nine of the Board’s nominees for director, (b) “For” approval of the CymaBay 2013 Equity Incentive Plan, as amended and restated, to, among other things, increase the aggregate number of shares of common stock authorized for issuance under the 2013 Equity Incentive Plan by 1,500,000 shares and (c) “For” the ratification of selection by the Audit Committee of the Board of Ernst & Young LLP as the independent registered public accounting firm of CymaBay for its fiscal year ending December 31, 2018. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to CymaBay’s Secretary at 7999 Gateway Blvd., Suite 130, Newark, CA 94560.

•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Similar Organization

If your shares are held by your broker, bank or other similar organization as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 21, 2018, to CymaBay’s Secretary at 7999 Gateway Blvd., Suite 130, Newark, CA 94560. If such proposal is submitted after December 21, 2018, it will be considered untimely; provided, however, that if our 2019 annual meeting of stockholders is held before May 6, 2019, or after July 5, 2019, then the deadline is a reasonable amount of time prior to the date we begin to print and mail our proxy statement for the 2019 annual meeting of stockholders. If you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, you must provide specified information in writing to our Secretary at the address above no earlier than February 5, 2019, and no later than March 7, 2019, except that if our 2019 annual meeting of stockholders is held before May 6, 2019, or after July 5, 2019, notice by the stockholder to be timely may be received no earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the close of business on the tenth day following the day on which such public announcement of the date of such meeting is made. You are also advised to review our bylaws, which contain a description of the information required to be submitted as well as additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count (a) for Proposal 1 to elect directors, votes “For,” “Withhold” and broker non-votes, and (b) with respect to Proposal 2 and Proposal 3, “For,” “Against,” abstentions and if applicable, broker non-votes.

Abstentions will be counted towards the vote total for Proposal 2 and Proposal 3, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?

•	For Proposal 1, the election of directors, the nine nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” will affect the outcome.

•	To be approved, Proposal 2, the approval of the 2013 Equity Incentive Plan, as amended and restated, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter. If you mark your proxy to “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•	To be approved, Proposal 3, ratification of selection by the Audit Committee of the Board of Ernst & Young LLP as the independent registered public accounting firm of CymaBay for its fiscal year ending December 31, 2018, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter. If you mark your proxy to “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes, if any, will have no effect. Although stockholder ratification of the selection of Ernst & Young LLP as CymaBay’s independent registered public accounting firm is not required, the Board is submitting Proposal 3 to the stockholders for ratification as a matter of good corporate practice.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 58,719,193 shares outstanding and entitled to vote. Thus, the holders of 29,359,597 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1

ELECTION OF DIRECTORS

CymaBay’s Board of Directors consists of nine directors. There are nine nominees for director this year. Each director to be elected and qualified will hold office until the next annual meeting of stockholders and until his or her successor is elected, or, if sooner, until the director’s death, resignation or removal. It is CymaBay’s policy to encourage nominees for directors to attend its annual meeting.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the nine nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nine nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by CymaBay. Each person nominated for election has agreed to serve if elected. CymaBay’s management has no reason to believe that any nominee will be unable to serve.

NOMINEES

The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee for director, as of the date of this proxy statement.

The Nominating and Corporate Governance Committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct CymaBay’s business. To that end, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee. However, each of the members of the Nominating and Corporate Governance Committee may have a variety of reasons why he believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.

NAME	AGE	PRINCIPAL OCCUPATION/ POSITION HELD WITH CYMABAY
Sujal A. Shah	44	President and Chief Executive Officer, Director
Robert F. Booth, Ph.D.	64	President and CEO, Virobay, Inc. / Director
Carl Goldfischer, M.D.	59	Managing Director, Bay City Capital / Director
Caroline Loewy	52	Financial and Strategic Advisory Consultant / Director
Evan A. Stein, M.D., Ph.D.	71	Director Emeritus, Medpace, Inc. / Director
Paul F. Truex	49	Executive Chairman, Anthera Pharmaceuticals, Inc. / Director
Kurt von Emster	50	Managing Partner, Abingworth LLC / Director
Robert J. Weiland	58	SVP Strategic Alliances, Pacira Pharmaceuticals, Inc. / Director
Robert J. Wills, Ph.D.	64	Executive Chairman, GTx, Inc. / Chairman, Director

Sujal A. Shah has served as our President and Chief Executive Officer since November 2017. Prior to that he served as our Interim President and Chief Executive Officer from March 2017 to November 2017. From December 2013 to March 2017, Mr. Shah served as Chief Financial Officer. Prior to that he served as a consultant and acting Chief Financial Officer for us from June 2012 to December 2013. From 2010 to 2012,

Mr. Shah served as Director, Health Care Investment Banking for Citigroup Inc., where he was responsible for managing client relationships and executing strategic and financing related transactions for clients focused in life sciences. From 2004 to 2010 Mr. Shah was employed with Credit-Suisse, last serving in the capacity as Vice President, Health Care Investment Banking Group. Mr. Shah received a M.B.A. from Carnegie Mellon University—Tepper School of Business and M.S. and B.S. degrees in Biomedical Engineering from Northwestern University. Mr. Shah currently serves on the Executive Advisory Board of the Chemistry Life Processes Institute at Northwestern University. Because of his extensive experience executing strategic and financing transactions both as an advisor and as an operator in the biopharmaceutical industry, his foundational scientific training, and his intimate knowledge of our company, we believe he is able to make valuable contributions to the Board.

Robert F. Booth, Ph.D. has been a member of our Board since December 2016. Dr. Booth is the Founder and has been the President and Chief Executive Officer of Virobay, Inc. since May 2010. He was previously the Executive Chairman of ViroBay, Inc. from July 2006 to May 2010, during which time he served concurrently as an Operating Partner and Senior Advisor at TPG Biotech. Dr. Booth is also the Executive Chairman and co-founder of Ab Initio Biotherapeutics and of CuraSen Therapeutics. Dr. Booth was appointed to the position of Consulting Professor in the School of Medicine at Stanford University in 2016. From 2002 to 2006, Dr. Booth was the Chief Scientific Officer at Celera Genomics, where he was responsible for leading all discovery and development activities. Dr. Booth served on the board of directors of Pharmacyclics until its acquisition by Abbvie. Dr. Booth was at Roche from 1989 to 2002, in positions of increasing responsibility and was the Senior Vice President and Business Unit Leader for Roche in Palo Alto, California. Dr. Booth was a member of the Global Research Management Team and a member of the Business Development Committee, which oversaw licensing opportunities for Roche. Dr. Booth currently serves as a member of the board of directors of Glialogix, Inc., CuraSen Therapeutics, Ab Initio Biotherapeutics and Virobay, Inc., and in the last five years served on the board of directors of Pharmacyclics, Inc. Dr. Booth received a B.Sc. and a Ph.D. from the University of London in biochemistry. Because of his more than 25 years of experience in biopharmaceutical companies in Europe and the United States, as well as his extensive and valuable corporate governance and board oversight, we believe he is able to make valuable contributions to the Board.

Carl Goldfischer, M.D. has been a member of our Board since August 2003. Dr. Goldfischer was elected to the Board as a result of Bay City Capital’s investment in CymaBay and his in depth knowledge of the pharmaceutical industry. Dr. Goldfischer is an investment partner and managing director of Bay City Capital, serving as a member of the board of directors and executive committee, and has been with the firm since December 2000. His background includes extensive public and private investment and transaction work, as well as clinical trial development knowledge. Prior to joining Bay City Capital, Dr. Goldfischer was chief financial officer of ImClone Systems Inc. Previously, he was a research analyst with the Reliance Insurance Company, helping to establish its portfolio and presence in the health care investment community. Dr. Goldfischer is a member of the board of directors for EnteroMedics Inc. and Epizyme, Inc., and was previously a member of the board of directors of Poniard Pharmaceuticals, Inc. and MAP Pharmaceuticals, Inc. Dr. Goldfischer received a M.D. with honors in scientific research from Albert Einstein College of Medicine and a B.A. from Sarah Lawrence College. Because of his more than 25 years of experience in the biopharmaceutical industry as an investor, his financial expertise as a former chief financial officer, and his extensive corporate governance and board oversight, we believe he is able to make valuable contributions to the Board.

Caroline Loewy has been a member of our Board since December 2016. Ms. Lowey is a biopharmaceutical and financial executive with over 25 years of experience in the field. She is a consultant providing strategic advisory services for biopharmaceutical companies. She was a Co-Founder and served as the Chief Business Officer and Chief Financial Officer of Achieve Life Sciences (acquired by OncoGenex Pharmaceuticals, Inc. in 2017) from 2015 to 2017. Ms. Loewy has previously held the position of Chief Financial Officer of both public and private biopharmaceutical companies including Tobira Therapeutics (acquired by Allergan Inc. in 2016) from 2012 to 2014, Corcept Therapeutics from 2008 to 2011, and Poniard Pharmaceuticals from 2006 to 2008. Prior to her roles in company management, Ms. Loewy spent 11 years as a senior biotechnology equity research analyst at Morgan Stanley and Prudential Securities. Ms. Loewy has leveraged her experience in the medical arena and financial expertise to benefit those affected by rare disease. She is a founding board member of the Global Genes Project, one of the leading rare disease patient advocacy organizations in the world, and is a member of the National Advisory Council of the Translational Genomics Research Institute (TGen) Center for Rare Childhood Disorders. Ms. Loewy is also a founding board member of the KCNQ2 Cure Alliance, promoting education and research into the rare disorder affecting her son. Ms. Loewy holds a B.A. from the University of California, Berkeley, and a MBA/MS from Carnegie Mellon University. Because of her more than 25 years of experience in the biopharmaceutical industry and financial expertise as a chief financial officer, as well as her extensive and valuable experience in providing strategic advisory services, we believe she is able to make valuable contributions to the Board.

Evan A. Stein, M.D., Ph.D. has been a member of our Board since April 2016. Dr. Stein was elected to the Board because of his extensive and significant experience in clinical research and the pharmaceutical industry. Dr. Stein was on the full-time faculty at the University of Cincinnati, Ohio, from 1977 to 1998 as tenured Professor of Pathology and Laboratory, and remained on faculty as Voluntary Professor until August 2015. In 1988, he founded Medical Research Laboratories, which was acquired in 2002 by Pharmaceutical Product Development, LLC. Dr. Stein also founded the Metabolic and Atherosclerosis Research Center in 1988, which was merged into Medpace, Inc. in 2008, where he served as Chief Scientific Officer and director until December 2012 and where he continues to serve as Director Emeritus. Dr. Stein was a member of the board of directors of Xenon Pharmaceuticals Inc. from 2006 to 2015. Dr Stein has had a number of appointments to the National Institutes of Health since 1986, including the General Clinical Research Centers Advisory Committee, NCEP Lipid Standardization Committee, Data and Safety Advisory Board of the NHLBI Program on Genetics in Hypertension from 1999 to 2003. From 2006 to 2010, he served on the FDA Clinical Chemistry and Clinical Toxicology Advisory Panel. He has received a number of NIH grants including as Principal Investigator of central laboratory for the Women’s Health Initiative (WHI) trial. Dr. Stein received his M.D. and Ph.D, from the University of Witwatersrand in Johannesburg, South Africa. Because of his more than 25 years of experience in the biopharmaceutical industry as a research executive, his clinical and laboratory expertise as a tenured professor in academia, and his extensive involvement with national research institutions, we believe he is able to make valuable contributions to the Board.

Paul F. Truex has been a member of our Board since April 2016. Mr. Truex was elected to the Board because of his deep knowledge of, and experience in, the pharmaceutical industry. Mr. Truex has served as Executive Chairman of Anthera Pharmaceuticals, Inc., or Anthera, since December 2016. Mr. Truex was a founder of Anthera where he served as Director and Chief Executive Officer from September 2004 to December 2016. Prior to founding Anthera, Mr. Truex was a co-founder and served as a Director, President and Chief Executive Officer of Peninsula Pharmaceuticals, Inc., or Peninsula, from the commencement of its operations in October 2001 until December 2005 after which Peninsula was acquired in a series of transactions by Johnson and Johnson and Forest Laboratories. Prior to Peninsula, Mr. Truex was Vice President of Commercial Development for Versicor, Inc. (acquired by Pfizer) from April 2000 to September 2001. From July 1997 to April 2000, Mr. Truex worked at Eli Lilly and Company where he served in various marketing and sales roles. Mr. Truex obtained his M.B.A. in marketing and finance from Indiana University and a B.A. in economics from the University of Waterloo. Mr. Truex is also the Chairman and a director of Milestone Pharmaceuticals, Inc. and previously served as a director of Trius Therapeutics, Inc. from June 2008 until September 2013. Because of his more than 25 years of experience in biopharmaceutical and pharmaceutical companies as an executive, as well as his extensive corporate governance and board oversight, we believe he is able to make valuable contributions to the Board.

Kurt von Emster, CFA has been a member of our Board since April 2009. Mr. von Emster was elected to the Board because of his in depth knowledge of the pharmaceutical industry where he has been an institutional biotechnology and health care analyst and portfolio manager for 26 years. Mr. von Emster has been a Partner at Abingworth LLC since January 2015 and as Managing Partner since July 2015. Prior to joining Abingworth, Mr. von Emster was a co-founder and Partner of venBio LLC from May 2009 until January 2015. In 2001,

Mr. von Emster became a General Partner at MPM Capital, a leading biotechnology private equity firm, and launched the MPM BioEquities Fund, a cross over public and private biotechnology hedge fund. He was the portfolio manager of this fund from inception in 2001 until his departure in 2009. Mr. von Emster’s investment career started in 1989 at Franklin Templeton Investments where he founded and managed several health and biotechnology funds in the 1990s. He is a member of the board of directors of CRISPR Therapeutics, Inc., and is Chairman of SutroVax, Inc. (private). He is a former member of the board of Aurinia Pharmaceuticals, Inc., Kesios Therapeutics, Ltd., Cytos Biotechnology, Ltd. (merged with Kuros Biosurgery Holding AG), Facet Biotech Corporation (sold to Abbott Laboratories in 2010) and Somaxon Pharmaceuticals, Inc. (sold to Pernix Therapeutics Holdings, Inc. in 2013), and a former board observer of Acceleron Pharma Inc. Mr. von Emster holds a B.S. in Business and Economics from the University of California, Santa Barbara. Because of his more than 25 years of experience in the biopharmaceutical industry as a portfolio manager and investor, as well as his extensive corporate governance and board oversight, we believe he is able to make valuable contributions to the Board.

Robert J. Weiland has been a member of our Board since April 2016. Mr. Weiland was elected to the Board because of his extensive experience as an executive and general manager in pharmaceutical and biotechnology companies.    Mr. Weiland has served as Senior Vice President, Strategic Alliances of Pacira Pharmaceuticals, Inc. since December 2017 and as Chief Commercial Officer from April 2016 to December 2017. Mr. Weiland served in a variety of executive roles for Baxter International Inc., or Baxter, from 2009 to 2016, and was most recently Vice President, Strategy, where he led Baxter’s worldwide commercial strategy, including implementing Baxter’s continuous improvement platform. Prior to joining Baxter, from December 2005 to May 2008 Mr. Weiland was Vice President of Operations and Strategic Analytics for Takeda Pharmaceuticals U.S.A., Inc. From 2004 until December 2005, Mr. Weiland headed the clinical, commercial and operational activities for the surgery business unit of The Medicines Company as its Vice-President and General Manager. Prior to The Medicines Company, Mr. Weiland served for more than 14 years in a variety of senior domestic and international positions at Abbott Laboratories, including Marketing, General Management and Business Development. Mr. Weiland earned a B.S. from DeSales University, Center Valley, Pennsylvania and a M.B.A. in Finance and Marketing from The Wharton School at the University of Pennsylvania. Because of his more than 25 years of experience in biopharmaceutical industry, as well as his extensive commercial, operational and business management experience in both small and large capitalization companies, we believe he is able to make valuable contributions to the Board.

Robert J. Wills, Ph.D. has been a member of our Board since March 2015 and Chairman since October 2015. Dr. Wills was elected to the Board because of his extensive and significant experience over more than 35 years in the pharmaceutical industry, including preclinical and clinical research and development, business development and strategic partnering. Dr. Wills served in a variety of executive roles for Johnson & Johnson, or J&J, from December 1989 to February 2015 and recently served as Vice President, Alliance Manager where he was responsible for managing strategic alliances for J&J’s Pharmaceutical Group worldwide since 2002. Prior to this, Dr. Wills spent 22 years in pharmaceutical drug development, 12 of which were at J&J and 10 of which were at Hoffmann-La Roche Inc. Before assuming his role as Alliance Manager at J&J, Dr. Wills served as Senior Vice President Global Development at J&J where he was responsible for its late stage development pipeline and was a member of several internal commercial and research and development operating boards. Dr. Wills is a member of the Board of GTx, Inc., where he serves as Executive Chairman and Chair of the Scientific and Development Committee. He is also a member of the Board for Parion Sciences, Inc. Dr. Wills holds a B.S. in Biochemistry and a M.S. in Pharmaceutics from the University of Wisconsin and a Ph.D. in Pharmaceutics from the University of Texas. Because of his more than 35 years of experience in the pharmaceutical industry as an executive focused on research and development, business development and strategic partnering, as well as his corporate governance and board oversight experience, we believe he is able to make valuable contributions to the Board.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with CymaBay’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and CymaBay, its senior management and its independent registered public accounting firm, the Board has affirmatively determined that the following eight directors are independent directors within the meaning of the applicable Nasdaq listing standards: Dr. Booth, Dr. Goldfischer, Ms. Loewy, Dr. Stein, Mr. Truex, Mr. von Emster, Mr. Weiland and Dr. Wills. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with CymaBay. Mr. Shah is not independent as he serves as an officer of CymaBay.

BOARD LEADERSHIP STRUCTURE

The Board of Directors of CymaBay has an independent Chairman, Dr. Wills, who, as Chairman has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Chairman has substantial ability to shape the work of the Board. CymaBay believes that separation of the positions of Chairman of the Board and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of CymaBay. In addition, CymaBay believes that having an independent Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of CymaBay and its stockholders. As a result, CymaBay believes that having an independent Chairman can enhance the effectiveness of the Board as a whole.

ROLE OF THE BOARD IN RISK OVERSIGHT

The Board has an active role, as a whole and also at the committee level, in overseeing management of CymaBay’s risks. The Board regularly reviews information regarding CymaBay’s credit, liquidity and operations, as well as the risks associated with each. The Audit Committee’s charter mandates the Audit Committee to review and discuss with management, and CymaBay’s independent registered public accounting firm, as appropriate, CymaBay’s major financial risk exposures and the steps taken by management to monitor and control these exposures. The Compensation Committee is responsible for overseeing the management of risks relating to CymaBay’s executive compensation plans and arrangements. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors met seven times during 2017. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of 2017 for which he or she was a director or committee member. Two of the then-current directors attended the 2017 annual meeting, either in person or via teleconference.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for 2017 for each of the Board committees:

Name	Audit Committee		Compensation Committee		Nominating and Corporate Governance Committee
Robert F. Booth, Ph.D.			X
Carl Goldfischer, M.D.	X	(1)	X
Caroline Loewy	X
Evan A. Stein, M.D., Ph.D.					X
Paul F. Truex			X	(1)(2)	X
Kurt von Emster	X				X	(1)
Robert J. Weiland	X
Robert J. Wills, Ph.D.			X	(2)
Total meetings in 2017	4		3		1

(1)	Committee Chair
(2)	Dr. Wills was Chair through April 2017 and Mr. Truex was Chair thereafter.

Below is a description of each committee of the Board of Directors.

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to CymaBay.

Audit Committee

The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee CymaBay’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent registered public accounting firm; determines and approves the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage new independent registered public accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on CymaBay’s audit engagement team as required by law; review and approves or rejects transactions between CymaBay and any related persons; confers with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by CymaBay regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review CymaBay’s annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm, including a review of CymaBay’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in CymaBay’s Annual Report on Form 10-K.

The Audit Committee is composed of four directors: Dr. Goldfischer (Chair), Ms. Loewy, Mr. von Emster and Mr. Weiland. The Audit Committee met four times during 2017. The Board has adopted a written Audit

Committee charter that is available to stockholders on CymaBay’s website at https://ir.cymabay.com/governance-docs.

The Board of Directors reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of CymaBay’s Audit Committee are, and during 2017 were, independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standard). The Board has also determined that Dr. Goldfischer qualifies as an “audit committee financial expert,” as defined in applicable rules and regulations promulgated by the SEC, and satisfies the financial sophistication requirements of the Nasdaq listing standards. For Dr. Goldfischer, the Board made a qualitative assessment of his individual levels of knowledge and experience, based on a number of factors, including his respective formal education and the fact that Dr. Goldfischer was formerly a chief financing officer for a public company.

Report of the Audit Committee of the Board of Directors1

Management is responsible for CymaBay’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of CymaBay’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2017, with management and Ernst & Young LLP. The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Auditing Standard 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence.

Based on its discussions with management and the independent registered public accounting firm, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in CymaBay’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Carl Goldfischer, M.D.

Caroline Loewy

Kurt von Emster

Robert J. Weiland

Compensation Committee

The Compensation Committee is composed of four directors: Mr. Truex (Chair), Dr. Booth, Dr. Goldfischer and Dr. Wills. All members of CymaBay’s Compensation Committee are, and during 2017 were, independent as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards. The Compensation Committee met three times during 2017. The Board has adopted a written Compensation Committee charter that is available to stockholders on CymaBay’s website at https://ir.cymabay.com/governance-docs.

[1]

The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of CymaBay under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Compensation Committee of the Board of Directors acts on behalf of the Board to review, recommend for adoption and oversee CymaBay’s compensation strategy, policies, plans and programs, including:

•	review and approval of the compensation and other terms of employment or service, including severance and change-in-control arrangements, of CymaBay’s Chief Executive Officer and the other executive officers and directors; and

•	administration of CymaBay’s equity compensation plans, pension and profit-sharing plans, deferred compensation plans and other similar plan and programs.

Compensation Committee Processes and Procedure

CymaBay expects that the Compensation Committee will meet at least two times annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the CEO. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of CymaBay. In addition, under the charter, the Compensation Committee has the authority (a) to obtain, at the expense of CymaBay, advice and assistance from internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties, and (b) to delegate authority to subcommittees as it deems appropriate. The Compensation Committee has direct responsibility for the oversight of the work of any advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the compensation committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

During 2017 the Compensation Committee engaged Barney & Barney, a Marsh & McLennan Insurance Agency LLC company, an independent compensation consultant, after taking into consideration the six factors prescribed by the SEC and Nasdaq. Barney & Barney is an independent compensation consultant that serves as a compensation resource available to the Compensation Committee on an hourly basis. As part of its engagement, Barney & Barney was requested by the Compensation Committee Chairman to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Using this information, Barney & Barney was also asked to develop executive and director compensation recommendations for us including equity award guidelines for newly hired employees and newly appointed directors as well as annual equity award guidelines for existing employees and directors. Barney & Barney also developed compensation recommendations for CymaBay’s executive management that were presented to the Compensation Committee for its consideration.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as directors of CymaBay (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, selecting candidates for election to the Board of Directors, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of management and the Board, and developing a set of corporate governance principles for CymaBay.

The Nominating and Corporate Governance Committee is composed of three directors: Mr. von Emster (Chair), Dr. Stein and Mr. Truex. All members of the Nominating and Corporate Governance Committee are, and during 2017 were, independent as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards. The Nominating and Corporate Governance Committee met once during 2017. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on CymaBay’s website at https://ir.cymabay.com/governance-docs.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of CymaBay, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of CymaBay’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of CymaBay and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and CymaBay, to maintain a balance of knowledge, experience and capability. The Nominating and Corporate Governance Committee does not have a policy on diversity, but considers diversity as one factor in making its decisions. The Nominating and Corporate Governance Committee defines diversity with respect to board membership as a condition of being composed of individuals of varied backgrounds distinguished by factors that may include but are not limited to professional skills, work experience, ethnicity, gender, or other factors. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to CymaBay during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 7999 Gateway Blvd., Suite 130, Newark, CA 94560 by January 1 of the year in which such director is to be elected. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of CymaBay’s stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

CymaBay has adopted a formal communication policy that provides that stockholders wishing to communicate with the Board of Directors or an individual director regarding any matter, other than concerns or complaints about CymaBay’s accounting, internal controls or auditing matters, may send a written communication addressed as follows: Secretary, CymaBay Therapeutics, Inc., 7999 Gateway Blvd., Suite 130, Newark, CA 94560. Communications also may be sent by e-mail to the following address shareholders@cymabay.com. Any concerns or complaints about CymaBay’s accounting, internal controls or auditing matters should be submitted in compliance with CymaBay’s Open Door Policy for Reporting Complaints Regarding Accounting and Auditing Matters. CymaBay’s Secretary will review each communication. The Secretary will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication is unduly frivolous, hostile, threatening or similarly inappropriate, in which case, the Secretary will discard the communication. A copy of CymaBay’s stockholder communication policy is posted at CymaBay’s website at https://ir.cymabay.com/governance-docs.

CODE OF BUSINESS CONDUCT AND ETHICS

CymaBay has adopted the CymaBay Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on CymaBay’s website at https://ir.cymabay.com/governance-docs. If CymaBay makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, CymaBay will promptly disclose the nature of the amendment or waiver on its website.

PROPOSAL 2

APPROVAL OF AMENDED AND RESTATED 2013 EQUITY INCENTIVE PLAN

In March 2018, our Board approved our Amended and Restated 2013 Equity Incentive Plan, subject to stockholder approval, to, among other things, increase the number of shares of common stock authorized for issuance under the 2013 Equity Incentive Plan by 1,500,000 shares. We refer to the 2013 Equity Incentive Plan, as amended and restated by the Board in March 2018, as the “2013 Plan” throughout this proxy statement.

Our Board is requesting stockholder approval of the 2013 Plan to, among other things, increase the number of shares of common stock authorized for issuance under the 2013 Equity Incentive Plan by 1,500,000 shares. Our Board believes that the 2013 Plan is an integral part of our long-term compensation philosophy and the 2013 Plan is necessary to continue providing the appropriate levels and types of equity compensation for our employees.

A description of the material terms of the 2013 Plan are summarized below. The key differences between the terms of the 2013 Equity Incentive Plan prior to this amendment and restatement and the 2013 Plan are as follows:

•	The 2013 Plan provides that an additional 1,500,000 shares may be issued pursuant to stock awards granted under the 2013 Plan.

•	The 2013 Plan eliminates references to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and it also eliminates individual grant limits that applied under the 2013 Equity Incentive Plan prior to this amendment and restatement to awards that were intended to comply with the exemption for “performance-based compensation” under Code Section 162(m). However, the 2013 Plan retains annual grant limits for stock options, stock appreciation rights and performance stock awards.

•	The 2013 Plan eliminates references to performance cash awards, because those awards were included in the 2013 Equity Incentive Plan prior to this amendment and restatement to allow CymaBay to comply with the exemption for “performance-based compensation” under Section 162(m), which has been repealed, effective for taxable years beginning after December 31, 2017.

Why we are asking our stockholders to approve the 2013 Plan

Our Board believes it is in the best interests of CymaBay and our stockholders to approve the amendment and restatement of the 2013 Plan to, among other things, increase the number of shares available for issuance by an additional 1,500,000 shares. If the 2013 Plan is not approved, we will not have a sufficient number of authorized shares for future issuances under the 2013 Plan, particularly to meet near term plans to increase personnel resources needed to meet our expanding set of corporate objectives. Prior to the Board approving the amendment and restatement of the 2013 Plan, 6,781,360 shares of common stock were authorized for issuance under the 2013 Plan. As of February 28, 2018, stock options and incentive awards covering an aggregate of 6,722,842 shares of common stock had been granted under the 2013 Plan (including 205,415 shares that had been returned to the 2013 Plan as a result of cancellations or expirations of awards) and only 263,933 shares of common stock (plus any shares that might be returned to the 2013 Plan in the future as a result of cancellation or expiration of awards) remained available for future grant under the 2013 Plan. If this Proposal 2 is approved, an additional 1,500,000 shares will become available for future grant under the 2013 Plan, which should enable us to make anticipated stock option grants through at least the end of 2018, as we increase personnel needed to meet our expanding set of corporate objectives.

Equity Awards are an Integral Component of our Compensation Program

Equity awards have been historically and, we believe, will continue to be an integral component of our overall compensation program for all of our employees and officers. Approval of the 2013 Plan will allow us to continue to grant stock options and other equity awards at levels our Compensation Committee determines to be appropriate in order to attract new employees, retain our existing employees and to provide incentives for such persons to exert maximum efforts for CymaBay’s success and ultimately increase stockholder value. In addition, to the extent that we expand our business or product development through the acquisition of other businesses, we anticipate that we would need to provide competitive equity compensation packages to any newly acquired employees. The 2013 Plan allows CymaBay to continue to utilize a broad array of equity incentives with flexibility in designing such incentives, including traditional option grants, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards and other stock awards.

As of February 28, 2018, approximately 34% of our outstanding equity awards granted pursuant to the 2013 Plan were held by non-executive officer employees and consultants. We believe it is critical for our long-term success that our employees’ interests are tied to the success of CymaBay as “owners” of our business. The equity incentive programs we have in place have worked to build stockholder value by attracting and retaining extraordinarily talented employees. We believe, and the industry benchmarks that we compare ourselves to support the belief, that we must continue to offer competitive equity compensation packages in order to attract and motivate the talent necessary for our continued growth and success. Our Compensation Committee carefully monitors our annual burn rate, total dilution and equity compensation expense in an effort to maximize stockholder value by granting only the appropriate number and type of equity awards necessary to attract, reward and retain key employees. In addition, we use industry benchmarks to monitor and evaluate the effectiveness and reasonableness of the equity compensation we offer to our employees and prospective employees, with the goal of attracting and retaining our most valuable human assets while staying within reasonable bounds of what the market requires in a competitive environment. We use a nationally-recognized compensation market intelligence provider in the technology and life sciences industries to benchmark the equity required to remain competitive for non-executive officer employees and attempt to stay in the middle bands of those benchmarks. Our Compensation Committee also benchmarks the equity expense associated with equity awards granted to our executive officers against a group of comparable publicly-traded companies, based on such factors as product range, product development stage, market capitalization, number of employees and public status.

The following table provides certain additional information regarding our equity incentive plans, as of February 28, 2018:

As of February 28, 2018(1)
Total number of shares of common stock subject to outstanding stock options & incentive awards	5,329,187
Weighted-average exercise price of outstanding stock options & incentive awards	$7.02
Weighted-average remaining term of outstanding stock options & incentive awards	8.56
Total number of shares of common stock subject to outstanding full value awards	—
Total number of shares of common stock outstanding	58,501,794
Per-share closing price of common stock as reported on NASDAQ Global Market	$14.89

(1)	Includesstock options and incentive awards granted under our 2013 Plan and 2003 Equity Incentive Plan.

Equity Plan Utilization

The 2003 Equity Incentive Plan (the “2003 Plan”) and 2013 Plan are, collectively, the source of all equity compensation for both our executive officer and our non-executive officer employees. As of February 28, 2018, the remaining number of shares in the 2013 Plan (there are no shares available for grant under the 2003 Plan) is 263,933 shares. The additional shares added to the 2013 Plan would provide for a pool of available shares under the 2013 Plan that the Board estimates would cover equity grants through at least the end of 2018, based on the anticipated grants.

Burn Rate and Overhang

We manage our long-term stockholder dilution by limiting the number of equity incentive awards granted annually. The Board and Compensation Committee monitor our annual stock award burn rate, dilution and overhang, among other factors, in its efforts to maximize stockholders’ value by granting what, in the Board’s judgment, are the appropriate number of equity incentive awards necessary to attract, reward, and retain employees, consultants and directors. The table below illustrates our burn rate, dilution, and overhang for the past three fiscal years for all our equity incentive plans combined with details of each calculation noted below the table.

	2017	2016	2015
Burn Rate	6.4%	4.2%	3.6%
Dilution	9.2%	12.8%	8.9%
Overhang	9.2%	11.0%	8.0%

(1)	Burn Rate is (number of shares subject to equity awards granted during a fiscal year)/weighted average common shares outstanding for that fiscal year).
(2)	Dilution is (number of shares subject to equity awards + the number of shares available for future awards at the end of a fiscal year) /(number of shares outstanding at the end of the fiscal year + number of shares subject to equity awards + number of shares available for future awards).
(3)	Overhang is (number of shares subject to equity awards at the end of a fiscal year)/(number of shares outstanding at the end of the fiscal year + number of shares subject to equity awards + number of shares available for future awards).

Important Aspects of our 2013 Plan Designed to Protect our Stockholders’ Interests

The 2013 Plan includes certain provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices including:

•	No liberal change in control provisions. The definition of change in control in our 2013 Plan requires the consummation of an actual transaction so that no vesting acceleration benefits may occur without an actual corporate transaction or change in control occurring.

•	Submission of amendments to 2013 Plan to stockholders. The 2013 Plan requires stockholder approval for material amendments to the 2013 Plan, including as noted above, any increase in the number of shares reserved for issuance under the 2013 Plan.

•	Flexibility in designing equity compensation scheme. The 2013 Plan allows us to provide a broad array of equity incentives, including traditional option grants, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance stock awards and other stock awards. By providing this flexibility we can quickly and effectively react to trends in compensation practices and continue to offer competitive compensation arrangements to attract and retain the talent necessary for the success of our business.

•	Broad-based eligibility for equity awards. We grant equity awards to a large portion of our employees. By doing so, we tie our employees’ interests with stockholder interests and motivate our employees to act as owners of the business.

•	Limit on equity awards. The 2013 Plan limits the number of shares of common stock available for equity awards such that no employee may be granted options covering more than to 2,000,000 shares in a calendar year and performance stock awards covering more than to 2,000,000 shares in a calendar year.

DESCRIPTION OF THE 2013 PLAN

The material terms of the 2013 Plan are outlined below. The following description is a summary only and is qualified in its entirety by reference to the complete text of the 2013 Plan. Stockholders are urged to read the actual text of the 2013 Plan, in its entirety, which is appended to the proxy statement filed with the Securities and Exchange Commission as Appendix A.

GENERAL

The 2013 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock bonus awards, restricted stock awards, stock unit awards, stock appreciation rights, performance stock awards and other stock awards (collectively “awards”). Incentive stock options granted under the 2013 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (“Code”). Nonstatutory stock options granted under the 2013 Plan are not intended to qualify as incentive stock options under the Code. See “Federal Income Tax Information” for a discussion of the tax treatment of awards. To date, we have granted only stock options under the 2013 Plan.

PURPOSE OF THE 2013 PLAN

The 2013 Plan provides a means by which employees, directors and consultants of CymaBay and our affiliates may be given an opportunity to purchase our stock, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of CymaBay and our affiliates. All of our employees, directors and individual consultants are eligible to participate in the 2013 Plan.

ADMINISTRATION

Our Board has the authority to administer the 2013 Plan. Subject to the provisions of the 2013 Plan, the Board has the power to construe and interpret the 2013 Plan and to determine the persons to whom and the dates on which awards will be granted, what types or combinations of types of awards will be granted, the number of shares of common stock to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise, purchase or strike price of each stock award, the types of consideration permitted to exercise or purchase each stock award, and other terms of the awards.

Repricing. In the event of a decline in the value of our common stock, our Board has the authority to offer participants the opportunity to reduce the exercise price of outstanding options or to replace outstanding options with new options and/or cash without obtaining stockholder approval within 12 months prior to such event.

The Board has the power to delegate administration of the 2013 Plan to a committee composed of not fewer than two members of the Board. In the discretion of the Board, a committee may consist solely of two or more “non-employee directors” in accordance with Rule 16b-3 of the Exchange Act.

Our Board has delegated administration of the 2013 Plan to the Compensation Committee of the Board. As used herein with respect to the 2013 Plan, the “Board” refers to any committee the Board appoints as well as to our Board itself. All determinations, interpretations and constructions made by the Board in good faith will be final, binding and conclusive on all persons.

STOCK SUBJECT TO THE 2013 PLAN

Subject to any adjustments for changes in our capitalization, if this Proposal 2 is approved by our stockholders, an aggregate of 8,281,360 shares of common stock will be reserved for issuance under the 2013 Plan. The shares of common stock subject to the 2013 Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

The number of shares available for issuance under the 2013 Plan are reduced by (i) one share for each share of common stock issued pursuant to an option grant or stock appreciation right with a strike price of at least

100% of the fair market value of the underlying common stock on the date of grant, and (ii) one share for each share of common stock issued pursuant to stock bonus awards, restricted stock awards, stock unit awards, performance stock awards, or other stock awards granted under the 2013 Plan.

If awards granted under the 2013 Plan, or 2003 Plan, expire or otherwise terminate without being exercised, the shares of common stock not acquired pursuant to such awards become available for issuance under the 2013 Plan. If unvested shares of common stock issued pursuant to stock awards under the 2013 Plan, or 2003 Plan, are forfeited or repurchased by us, the forfeited or repurchased stock will become available for issuance under the 2013 Plan. If a stock award granted under the 2013 Plan, or 2003 Plan, is settled in cash, then the shares of common stock not issued under such stock award will again become available for issuance under the 2013 Plan.

If shares of common stock subject to an award are not delivered to a participant because such shares instead are withheld for payment of taxes or the stock award is exercised through a reduction of shares subject to the stock award, then the number of shares that are not delivered will not again be available for issuance under the 2013 Plan. In addition, if the exercise price of any award is satisfied by the tender of shares of common stock to us (whether by actual delivery or attestation), the shares tendered will not again be available for issuance under the 2013 Plan.

In addition, the number of shares of common stock reserved for issuance under the 2013 Plan automatically increases on January 1st of each year through (and including) January 1, 2023, in an amount equal to 5% of the total number of shares of common stock outstanding on December 31st of the preceding calendar year. Notwithstanding the foregoing, the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the share reserve for such year or that the increase in the share reserve for such year will be a lesser number of shares of common stock than would otherwise occur pursuant to the preceding sentence.

ELIGIBILITY

Incentive stock options may be granted under the 2013 Plan only to employees (including executive officers) of CymaBay and our affiliates. Employees (including executive officers), directors and consultants of both CymaBay and our affiliates are eligible to receive all other types of awards under the 2013 Plan.

No incentive stock option may be granted under the 2013 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of CymaBay or any affiliate of CymaBay, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of common stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the 2013 Plan and any other such plans of CymaBay and our affiliates) may not exceed $100,000.

No plan participant may be granted options, stock appreciation rights or other stock awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the fair market value on the date such award is granted under the 2013 Plan covering more than 2,000,000 shares of common stock during any calendar year. In addition, no plan participant may be granted performance stock awards under the 2013 Plan covering more than 2,000,000 shares of common stock in any calendar year.

TERMS OF OPTIONS

Options may be granted under the 2013 Plan pursuant to stock option agreements. The following is a description of the permissible terms of options under the 2013 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

Exercise Price; Payment. The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see “Eligibility” above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options may not be less than 100% of the fair market value of the stock on the date of grant, which is defined under the 2013 Plan to be the closing price of our common stock on the day immediately preceding the grant date. As of February 28, 2018, the closing price of our common stock as reported on the Nasdaq Global Market was $14.89 per share.

The exercise price of options granted under the 2013 Plan must be paid either in cash at the time the option is exercised or, at the discretion of the Board, (i) by delivery of other CymaBay common stock owned by the participant, (ii) pursuant to a deferred payment arrangement, (iii) pursuant to a net exercise arrangement or (iv) in any other form of legal consideration acceptable to the Board.

Vesting. Options granted under the 2013 Plan may become exercisable, or “vest,” in cumulative increments, as determined by the Board. Shares covered by currently outstanding options under the 2013 Plan typically vest as to 1/4th of the underlying option on the first anniversary of the vesting commencement date (usually the employment commencement date for grant to new hires, and January 1 for grants pursuant to CymaBay’s annual grant program) and 1/48th of the underlying option vests monthly thereafter during the participant’s employment by, or service as a director or consultant to, CymaBay or an affiliate (collectively, “service”). In the last 2 years, performance milestone-contingent options have also been grant to certain employees (including executive officers). Shares covered by options granted in the future under the 2013 Plan may be subject to different vesting terms. Our Board has the power to accelerate the time during which an option may vest or be exercised. In addition, options granted under the 2013 Plan may permit exercise prior to vesting, but in such event the participant may be required to enter into an early exercise stock purchase agreement that allows CymaBay to repurchase unvested shares, generally at their exercise price, should the participant’s service terminate before vesting.

Tax Withholding. To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing CymaBay to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned CymaBay common stock or by a combination of these means.

Term; Termination of Service. The maximum term of options under the 2013 Plan is 10 years, except that in certain cases (see “Eligibility” above) the maximum term is five years. Options under the 2013 Plan generally terminate upon the earlier to occur of the original expiration date of the option and 90 days after termination of the participant’s service. However, in the event that (i) a participant’s termination is due to the participant’s permanent and total disability (as defined in the Code), the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination (but in no event beyond the original expiration date of the option); or (ii) the participant dies before the participant’s service has terminated or within the period (if any) specified in the stock option agreement after termination of such service for a reason other than death, the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the participant’s death) within 18 months following the participant’s death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution (but in no event beyond the original expiration date of the option). A participant may designate a beneficiary who may exercise the option following the participant’s death. Individual option grants by their terms may provide for exercise within a longer period of time following termination of service; provided, that the option may not, in any event, be exercised beyond the original expiration date of the option.

A participant’s option agreement may provide that if the exercise of the option following the termination of the participant’s service would be prohibited because the issuance of stock would violate the registration requirements under the Securities Act, then the option will terminate on the earlier of (i) the expiration of the term of the option or (ii) 90 days (that need not be consecutive) after the termination of the participant’s service during which the exercise of the option would not be in violation of such registration requirements.

RESTRICTIONS ON TRANSFER

Typically, the participant may not transfer an option other than by will or by the laws of descent and distribution or a domestic relations order. However, to the extent permitted under the terms of the applicable stock option agreement, a participant may designate a beneficiary who may exercise the stock option following the participant’s death. Shares subject to repurchase by CymaBay under an early exercise stock purchase agreement may be subject to restrictions on transfer that the Board deems appropriate.

TERMS OF STOCK BONUS AWARDS AND RESTRICTED STOCK AWARDS

Stock bonus awards may be granted under the 2013 Plan pursuant to stock bonus agreements. Restricted stock awards may be granted under the 2013 Plan pursuant to restricted stock purchase agreements. No stock bonus awards or restricted stock awards have been granted under any equity plan of CymaBay.

Payment. Our Board determines the purchase price under a restricted stock purchase agreement, but the purchase price may not be less than 85% of the fair market value of our common stock on the date the award is made or the date of purchase. Our Board may award stock bonuses in consideration of past services without a purchase payment.

The purchase price of stock acquired pursuant to a restricted stock purchase agreement under the 2013 Plan must be paid either in cash at the time of purchase or, at the discretion of the Board, (i) pursuant to a deferred payment arrangement (except with respect to payment of par value) or (ii) in any other form of legal consideration acceptable to the Board.

Vesting. Shares of stock sold or awarded under the stock bonus agreement or restricted stock purchase agreement may, but need not, be subject to a repurchase option in favor of CymaBay in accordance with a vesting schedule as determined by the Board. Our Board has the power to accelerate the vesting of stock acquired pursuant to a restricted stock purchase agreement under the 2013 Plan.

Termination of Service. Upon termination of a participant’s service, CymaBay may repurchase or otherwise reacquire any shares of stock that have not vested as of such termination under the terms of the restricted stock purchase agreement.

Restrictions on Transfer. Rights under a stock bonus or restricted stock bonus agreement may not be transferred except where such transfer is expressly authorized by the terms of the applicable stock bonus or restricted stock purchase agreement.

TERMS OF STOCK APPRECIATION RIGHTS

Stock appreciation rights may be granted under the 2013 Plan pursuant to stock appreciation rights agreements. No stock appreciation rights have been granted under any equity plan of CymaBay.

Exercise. Each stock appreciation right is denominated in shares of common stock equivalents. Upon exercise of a stock appreciation right, we will pay the participant an amount equal to the excess of the aggregate fair market value of our common stock on the date of exercise over the strike price, determined by the Board on the date of grant.

Settlement of Awards. The appreciation distribution upon exercise of a stock appreciation right may be paid in cash, shares of our common stock, any combination of these means, or any other form of consideration determined by the Board.

Vesting. Stock appreciation rights vest and become exercisable at the rate specified in the stock appreciation right agreement as determined by the Board.

Term. Upon termination of a participant’s service, the participant generally may exercise any vested stock appreciation right for three months (or such longer or shorter period specified in the stock appreciation right agreement) after the date such service relationship ends. In no event may a stock appreciation right be exercised beyond the expiration of its term, which will be no greater than 10 years.

TERMS OF STOCK UNIT AWARDS

Stock unit awards may be granted under the 2013 Plan pursuant to stock unit award agreements. No stock unit awards have been granted under any equity plan of CymaBay.

Consideration. The purchase price, if any, for stock unit awards may be paid in any form of legal consideration acceptable to the Board.

Settlement of Awards. A stock unit award may be settled by the delivery of shares of our common stock, in cash, or by any combination of these means, as determined by the Board.

Vesting. Stock unit awards vest at the rate specified in the stock unit award agreement, as determined by the Board. However, at the time of grant, the Board may impose additional restrictions or conditions that delay the delivery of stock or cash subject to the stock unit award after vesting.

Dividend Equivalents. Dividend equivalent rights may be credited with respect to shares covered by a stock unit award. We do not anticipate paying cash dividends on our common stock for the foreseeable future, however.

Termination of Service. Except as otherwise provided in the applicable award agreement, stock units that have not vested will be forfeited upon the participant’s termination of service.

PERFORMANCE-BASED STOCK AWARDS

Under the 2013 Plan, a stock award may be granted, vest or be exercised based upon certain service conditions or upon the attainment during a certain period of time of certain performance goals. All employees of CymaBay and its affiliates and directors of CymaBay are eligible to receive performance-based stock awards under the 2013 Plan. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Board.

In granting a performance-based stock award, the Board will set a period of time (a “performance period”) over which the attainment of one or more goals (“performance goals”) will be measured for the purpose of determining whether the award recipient has a vested right in or to such stock award. As soon as administratively practicable following the end of the performance period, the Board will determine whether the performance goals have been satisfied.

ADJUSTMENT PROVISIONS

If any change is made to the outstanding shares of CymaBay’s common stock without CymaBay’s receipt of consideration (whether through merger, consolidation, reorganization, stock dividend or stock split, or other specified change in the capital structure of CymaBay), appropriate adjustments will be made to the type(s), class(es) and number of shares of common stock subject to the 2013 Plan and outstanding awards. In that event, the 2013 Plan will be appropriately adjusted as to the type(s), class(es) and the maximum number of shares of common stock subject to the 2013 Plan, and outstanding awards will be adjusted as to the type(s), class(es), number of shares and price per share of common stock subject to such awards.

EFFECT OF CERTAIN CORPORATE EVENTS

In the event of (i) a sale, lease or other disposition of all or substantially all of CymaBay’s securities or assets, (ii) a merger or consolidation in which CymaBay is not the surviving corporation or (iii) a reverse merger in which CymaBay is the surviving corporation but the shares of common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, our Board has the discretion to take one or more of the following actions with respect to outstanding stock awards under the 2013 Plan:

•	arrange for assumption, continuation, or substitution of a stock award by a surviving or acquiring entity (or its parent company);

•	arrange for the assignment of any reacquisition or repurchase rights applicable to any shares of our common stock issued pursuant to a stock award to the surviving or acquiring corporation (or its parent company);

•	accelerate the vesting and exercisability of a stock award followed by the termination of the stock award;

•	arrange for the lapse of any reacquisition or repurchase rights applicable to any shares of our common stock issued pursuant to a stock award;

•	cancel or arrange for the cancellation of a stock award, to the extent not vested or not exercised prior to the effective date of the corporate transaction, in exchange for cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

•	arrange for the surrender of a stock award in exchange for a payment equal to the excess of (a) the value of the property the holder of the stock award would have received upon the exercise of the stock award, over (b) any exercise price payable by such holder in connection with such exercise.

The Board need not take the same action for each stock award.

The 2013 Plan provides that, in the event of a dissolution or liquidation of CymaBay, all outstanding awards under the 2013 Plan will terminate prior to such event and shares of common stock subject to CymaBay’s repurchase option may be repurchased by CymaBay, notwithstanding whether the holder is still providing services to CymaBay.

The acceleration of an award in the event of a corporate transaction may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of CymaBay.

DURATION, AMENDMENT AND TERMINATION

Our Board may suspend or terminate the 2013 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, no incentive stock options may be granted under the 2013 Plan after September 24, 2023.

Our Board generally may amend the 2013 Plan at any time or from time to time; provided, that no amendment may impair the rights under existing awards without the participant’s written consent. In addition, no amendment will be effective unless approved by our stockholders within 12 months before or after its adoption by the Board if the amendment would: (i) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the 2013 Plan to satisfy Section 422 of the Code, if applicable, or Rule 16b-3 of the Exchange Act); (ii) increase the number of shares reserved for issuance upon exercise of awards; or (iii) change any other provision of the 2013 Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 of the Exchange Act or satisfy the requirements of Section 422 of the Code or any securities exchange listing requirements.

FEDERAL INCOME TAX INFORMATION

The following is a summary of the principal United States federal income tax consequences to employees and CymaBay with respect to participation in the 2013 Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired under the 2013 Plan. The 2013 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.

Incentive Stock Options. Incentive stock options under the 2013 Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code. There generally are no federal income tax consequences to the participant or CymaBay by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.

If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option was granted and more than one year after the date the option was exercised for those shares, any gain or loss on a disposition of those shares (a “qualifying disposition”) will be a long-term capital gain or loss. Upon such a qualifying disposition, CymaBay will not be entitled to any income tax deduction.

Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of the disqualifying disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, CymaBay will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

Nonstatutory Stock Options, Restricted Stock Purchase Awards and Stock Bonuses. Nonstatutory stock options, restricted stock purchase awards and stock bonuses granted under the 2013 Plan generally have the following federal income tax consequences.

There are no tax consequences to the participant or CymaBay by reason of the grant. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. Upon the receipt of shares under a restricted stock award, the participant normally will recognize ordinary income equal to the excess of the stock’s fair market value over the purchase price, if any, for the restricted stock. However, an exception to this general rule may apply if the stock is subject to certain types of vesting restrictions such that it is subject to a “substantial risk of forfeiture” (as defined in Section 83 of the Code). In such event, unless the participant makes a Section 83(b)

election under the Code within 30 days after the acquisition of the restricted stock, he or she generally will not recognize any income until such “substantial risk of forfeiture” lapses, and the income recognized will be based on the fair market value of the stock on such future date. In addition, the participant’s holding period for purposes of determining the long-term or short-term nature of any capital gain or loss recognized on a subsequent disposition of the stock will begin on the date the “substantial risk of forfeiture” lapses. If a participant files a Section 83(b) election, he or she must report ordinary income equal to the difference between the stock’s fair market value and the purchase price, if any. When the participant later sells such shares, any additional gain or any loss will be characterized as capital gain or loss, which will be long-term or short-term depending on the length of time the shares are held.

With respect to employees, CymaBay is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, CymaBay will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

Stock Appreciation Rights. No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, we are required to withhold from the payment made on exercise of the stock appreciation right, or from regular wages or supplemental wage payments, an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, we will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the participant.

Restricted Stock Bonus Awards. Upon receipt of a restricted stock bonus award, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the shares on the date of issuance over the purchase price, if any, paid for those shares. CymaBay will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which such ordinary income is recognized by the participant.

However, if the shares issued upon the grant of a restricted stock bonus award are unvested and subject to reacquisition or repurchase by CymaBay in the event of the participant’s termination of service prior to vesting in those shares, the participant will not recognize any taxable income at the time of issuance, but will have to report as ordinary income, as and when CymaBay’s reacquisition or repurchase right lapses, an amount equal to the excess of the fair market value of the shares on the date the reacquisition or repurchase right lapses over the purchase price, if any, paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of issuance an amount equal to the excess of the fair market value of the shares on the date of issuance, over the purchase price, if any, paid for such shares. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the reacquisition or repurchase right lapses.

Upon disposition of the stock acquired upon the receipt of a restricted stock bonus award, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon issuance (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

Stock Unit Awards. No taxable income is recognized upon receipt of a stock unit award. The participant will recognize ordinary income in the year in which the vested shares subject to that unit are actually issued to the participant, in an amount equal to the fair market value of the shares on the date of issuance. The participant and we will be required to satisfy certain tax withholding requirements applicable to such income. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued. In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant.

Potential Limitation on Company Deductions. CymaBay generally will be entitled to a tax deduction in connection with an award under the 2013 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Compensation of persons who are “covered employees” of CymaBay is subject to the tax deduction limits of Section 162(m) of the Code. The exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered employees in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

NEW PLAN BENEFITS

Awards under the 2013 Plan are discretionary, and we have not approved any awards that are conditioned on stockholder approval of the 2013 Plan. Accordingly, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers and employees under the 2013 Plan.

OPTION TRANSACTIONS

The following table presents certain information with respect to outstanding options granted under the 2013 Plan as of February 28, 2018 to (i) our Named Executive Officers, (ii) all current executive officers as a group, (iii) all current directors who are not executive officers as a group, and (iv) all current employees and consultants, including officers who are not executive officers, as a group.

Name	Number of Stock Options & Incentive Awards Outstanding as of February 28, 2018
Sujal A. Shah	1,378,589
Harold Van Wart, Ph.D.	—
Pol Boudes, M.D.	499,000
Charles McWherter, Ph.D.	605,671
All current executive officers as a group	2,938,750
All current directors who are not executive officers as a group	601,539
Each nominee for election as a director
Sujal A. Shah	1,378,589
Robert F. Booth, Ph.D.	68,500
Carl Goldfischer, M.D.	59,175
Caroline Loewy	68,500
Evan A. Stein, M.D., Ph.D.	68,500
Paul F. Truex	68,500
Kurt von Emster, CFA	82,364
Robert J. Weiland	68,500
Robert J. Wills, Ph.D.	117,500
Each associate of any of such directors, executive officers or nominees	—
All current employees, excluding all current executive officers, as a group	1,788,898
Each other person who received or is to receive 5 percent of such awards	—
Total	5,329,187

REQUIRED VOTE

Stockholders are requested in this Proposal 2 to approve the 2013 Plan described above. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to approve the 2013 Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. The 2013 Plan will not go into effect if our stockholders do not vote “FOR” the approval of the amendment and restatement of the 2013 Plan. A copy of the 2013 Plan, in its entirety, is appended to the proxy statement filed with the Securities and Exchange Commission as Appendix A.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Ernst & Young LLP as CymaBay’s independent registered public accounting firm for the fiscal year ending December 31, 2018, and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited CymaBay’s financial statements since 1994. They are expected to attend the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither CymaBay’s bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as CymaBay’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of CymaBay and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees billed to CymaBay for the fiscal years ended December 31, 2017, and December 31, 2016, by Ernst & Young LLP, CymaBay’s principal accountant.

	Fiscal Year Ended
	2017	2016
Audit Fees(1)	$946,512	$699,838
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	—	1,805

Total	$946,512	$701,643

(1)	In 2017 and 2016, Audit Fees consisted of fees and expenses covering the audit of our financial statements and reviews of our interim quarterly reports, accounting and financial reporting consultations, and the issuance of consent and comfort letters in connection with registration statement filings with the SEC.
(2)	Represents fees related to accessing Ernst & Young LLP’s online research database in 2017 and 2016.

PRE-APPROVAL POLICIES AND PROCEDURES.

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by CymaBay’s independent registered public accounting firm, Ernst & Young LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service.

The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of services other than audit services by Ernst & Young LLP is compatible with maintaining the independent registered public accounting firm’s independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

EXECUTIVE OFFICERS OF THE REGISTRANT

The following table sets forth certain information concerning our executive officers as of April 15, 2018:

Name	Age	Position
Sujal A. Shah	44	President and Chief Executive Officer
Pol Boudes, M.D.	61	Chief Medical Officer
Charles A. McWherter, Ph.D.	63	Senior Vice President, Chief Scientific Officer
Paul T. Quinlan	55	General Counsel and Secretary
Daniel Menold	48	Vice President, Finance

Sujal A. Shah’s biography is included above under the section titled “Proposal 1—Election of Directors.”

Pol Boudes, M.D. has served as our Chief Medical Officer since April 2014. Prior to joining CymaBay, Dr. Boudes was Chief Medical Officer at Amicus Therapeutics from 2009 to 2013 where he was responsible for clinical development, pharmacology, medical affairs, regulatory affairs and quality assurance, and toxicology. From 2004 to 2009, Dr. Boudes was with Berlex Laboratories (which merged with Bayer HealthCare Pharmaceuticals in 2006) where he held the position of Vice President, Global Clinical Development, Women’s Health Care US. From 1990 to 2004, Dr. Boudes held positions of increasing responsibility with Wyeth-Ayerst Research both in Philadelphia, PA and in Europe, with Hoffmann-La Roche, and with Pasteur-Merieux Serums & Vaccines. Dr. Boudes received his M.D. from the University of Aix-Marseilles, France. He completed his internship and residency in Marseilles and in Paris, France and was an Assistant Professor of Medicine at the University of Paris. He is specialized in Endocrinology and Metabolic Diseases, Internal Medicine, and Geriatric diseases.

Charles A. McWherter, Ph.D. has served as our Senior Vice President and Chief Scientific Officer since 2013. From 2007 to 2013, he served as out Senior Vice President, Research and Preclinical Development. From 2003 to 2007, he served as Vice President and head of the cardiovascular therapeutics areas of Pfizer Inc., a biopharmaceutical company. From 2001 to 2003, Dr. McWherter served as Vice President of Drug Discovery at Sugen, Inc., a biopharmaceutical company acquired by Pfizer Inc. in 2003. Dr. McWherter obtained his Ph.D. from Cornell University.

Paul T. Quinlan has served as our General Counsel and Secretary since December 2017. Previously, he served as General Counsel and Secretary at TerraVia Holdings, Inc. (formerly Solazyme, Inc.) since 2010, where he was responsible for the general supervision of the company’s legal affairs. From 2005 to 2010, Mr. Quinlan was General Counsel and Secretary at Metabolex, Inc., and from 2000 to 2005, Mr. Quinlan held various positions in the legal department at Maxygen, Inc., or Maxygen, most recently that of Chief Corporate Securities Counsel. Prior to joining Maxygen, Mr. Quinlan was an associate at Cooley LLP and Cravath, Swaine & Moore LLP. Mr. Quinlan obtained a law degree from Columbia University Law School and a M.Sc. in Medical Biophysics from the University of Toronto.

Daniel Menold has served as our Vice President, Finance since April 2017, and previously served as our Corporate Controller since January 2014. Prior to joining CymaBay, Mr. Menold served as Corporate Controller for technology firm Zoosk, Inc., from 2011 to 2013, where he was responsible for the accounting and financial reporting functions and as Controller and Director of Accounting at Affymetrix, Inc. from 2005 to 2010. Prior to 2005, he held accounting and finance positions of increasing responsibility at public and private life sciences and high technology companies in the Silicon Valley. Earlier in his career, Mr. Menold was at Ernst & Young LLP where he was an audit manager and served on audits of life sciences and high technology companies. Mr. Menold received a M.S. in accounting and B.S. in finance from The University of Virginia McIntire School of Commerce.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of CymaBay’s common stock as of January 31, 2018, by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of CymaBay as a group; and (iv) all those known by CymaBay to be beneficial owners of more than five percent of its common stock.

		Beneficial Ownership(1)
Beneficial Owner	Shares that May Be Acquired w/in 60 Days of January 31, 2018	Number of Shares	Percent of Total
Entities associated with Adage Capital Partners, L.P.(2)	—	3,279,526	7.3%
Entities associated with Baker Bros. Advisors LP(3)	—	2,991,775	6.7%
Entities associated with Foresite Capital Funds(4)	—	2,854,502	6.4%
Perceptive Advisors LLC(5)	—	2,685,882	6.0%
Entities associated with FMR LLC(6)	—	5,836,913	13.0%
Sujal A. Shah	538,839	623,839	1.4%
Harold E. Van Wart, Ph.D.	180,000	187,958	*
Pol Boudes, M.D.	260,647	260,647	*
Charles A. McWherter, Ph.D.	339,255	354,255	*
Robert F. Booth, Ph.D.	56,500	56,500	*
Carl Goldfischer, M.D.	65,175	65,175	*
Caroline Loewy	56,500	56,500	*
Evan A. Stein, M.D., Ph.D.	56,500	208,380	*
Paul F. Truex	56,500	56,500	*
Kurt von Emster, CFA(7)	70,364	177,690	*
Robert J. Weiland	56,500	56,500	*
Robert J. Wills, Ph.D.	105,500	135,500	*
All executive officers and directors as a group (13 persons)(8)	1,703,389	2,092,595	4.5%

*	Less than one percent.
(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13F and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, CymaBay believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 44,947,876 shares outstanding on January 31, 2018, adjusted as required by rules promulgated by the SEC. On February 1, 2018, we sold an additional 13,340,000 shares of our common stock in a public offering.
(2)	The information in the table is based solely on the Schedule 13G/A filed with the SEC on February 13, 2018, reporting beneficial ownership as of December 31, 2017. Each of Adage Capital Partners, L.P., Adage Capital Partners GP, L.L.C., Adage Capital Advisors, L.L.C., Robert Atchinson and Phillip Gross (collectively “Adage Group”), report having shared voting and investment power over these shares. The address of the Adage Group is 200 Clarendon Street, 52nd Floor, Boston, Massachusetts 02116.
(3)

The information in the table is based solely on a Form 13G filed with the SEC on February 13, 2018, and such information is as of December 31, 2017. According to the filing, each of Baker Bros. Advisors LP, Baker Bros. Advisors (GP) LLC, Felix J. Baker and Julian C. Baker (collectively “Baker Bros. Group”), have sole voting and investment power over these shares. The address of each of the Baker Bros. Group is c/o Baker Bros. Advisors LP is 860 Washington Street, 3rd Floor New York, New York 10014.
(4)	Consists of (i) 600,000 shares held by Foresite Capital Fund III, L.P. and (ii) 2,254,502 shares held by Foresite Capital Fund IV, L.P. The information in the table is based solely on the Schedule 13G/A filed with the SEC on February 13, 2018, reporting beneficial ownership as of December 31, 2017. Each of Foresite Capital Fund III, L.P., Foresite Capital Management III, LLC, and James Tananbaum have sole voting and investment powers over the shares held by Foresite Capital Fund III, L.P., and each of Foresite Capital Fund IV, L.P., Foresite Capital Management IV, LLC, and James Tananbaum have sole voting and investment powers over the shares held by Foresite Capital Fund IV, L.P. (these entities are collectively referred to as the “Foresite Group”). The address of the Foresite Group is 600 Montgomery Street, Suite 4500, San Francisco, CA 94111.
(5)	The information in the table is based solely on the Schedule 13G filed with the SEC on November 14, 2017, reporting beneficial ownership as of July 28, 2017. Each of Perceptive Advisors LLC, Joseph Edelman and Perceptive Life Sciences Master Fund, Ltd. (collectively the “Perceptive Group”) report having shared voting and investment power over these shares. The address of the Perceptive Group is 51 Astor Place, 10th Floor, New York, New York 10003.
(6)	The information in the table is based solely on the Schedule 13G/A filed with the SEC on February 12, 2018, reporting beneficial ownership as of December 31, 2017. Each of FMR LLC and Abigail P. Johnson have sole investment power over these shares, and FMR LLC has sole voting power over 438,700 of these shares. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. FMR LLC also reports that FMR Co., Inc. beneficially owns a number of these shares constituting 5% or more of the outstanding number of shares. Members of the Johnson family, including Abigail P. Johnson, may be deemed to form a controlling group with respect to these shares. The address of the FMR LLC and Ms. Johnson is 245 Summer Street, Boston, Massachusetts 02210.
(7)	Includes 17,326 shares held by the Konrad Hans von Emster III and Elizabeth F. von Emster Revocable Trust dated January 18, 2005.
(8)	Consists of shares beneficially owned by each executive officer and director, including our executive officers not appearing in the table above, as of January 31, 2018.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information with respect to all of our equity compensation plans in effect as of December 31, 2017, which consists of our 2003 Equity Incentive Plan and 2013 Equity Incentive Plan.

Plan Category		Number of Securities to be Issued upon Exercise of Outstanding Options		Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuances under Equity Compensation Plans (excluding securities reflected in column (2))
		(a)		(b)	(c)
Equity Compensation Plans approved by security holders	2003 Equity Incentive Plan	58,820		$4.98	—
	2013 Equity Incentive Plan	4,427,397	(1)	$5.17	—
Equity Compensation Plans not approved by security holders		—		—	—

Total		4,486,217		$5.17	—

(1)	Includes 129,776 shares that may be issued pursuant to incentive awards at the sole discretion of CymaBay, by either (1) the holder’s purchase of the number of shares of our common stock at the applicable exercise price per share on the date of grant or (2) the holder’s receipt of a cash payment equal to the excess of the fair market value of one share of our common stock on the date of exercise over the exercise price per share on the date of grant, multiplied by the portion of the award being exercised.

(2)	Pursuant to terms of the 2013 Equity Incentive Plan, the share reserve (“Share Reserve”) will automatically increase on January 1st of each year, for a period of not more than ten years, commencing on January 1, 2014, and ending on (and including) January 1, 2023, in an amount equal to 5.0% of the total number of shares of capital stock outstanding on December 31st of the preceding calendar year. Notwithstanding the foregoing, the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the Share Reserve for such year or that the increase in the share reserve for such year will be a lesser number of shares of common stock than would otherwise occur pursuant to the preceding sentence. On January 1, 2018, pursuant to the previously described terms, the Share Reserve was increased by 2,220,439 shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires CymaBay’s directors and executive officers, and persons who own more than ten percent of a registered class of CymaBay’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of CymaBay. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish CymaBay with copies of all Section 16(a) forms they file.

To CymaBay’s knowledge, based solely on a review of the copies of such reports furnished to CymaBay and written representations that no other reports were required, during the fiscal year ended December 31, 2017, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that a Form 4 required to be filed by Kurt von Emster to report his pecuniary interest in Abingworth Bioventures VI, LP’s July 19, 2017, purchase of common stock of CymaBay was not filed until February 12, 2018.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

Summary Compensation Table

The following table shows information regarding the compensation earned during the fiscal years ending December 31, 2017 and 2016, by (i) our President and Chief Executive Officer, (ii) our former President and Chief Executive Officer, (iii) our Chief Medical Officer, and (iv) our Senior Vice President and Chief Scientific Officer, each of whom were serving as executive officers in 2017. The officers listed below are collectively referred to herein as the “Named Executive Officers.”

Name	Fiscal Year	Salary ($)	Bonus ($)		Option Awards ($)(1)		All Other Compensation ($)		Total ($)
Sujal A. Shah,	2017	393,207	272,294		4,359,595		15,686	(3)	5,040,782
President and Chief Executive Officer(2)

Harold Van Wart,	2017	154,745	265,277	(4)	853,437	(5)	378,957	(6)	1,652,416
Former President and Chief Executive Officer	2016	520,150	260,075		175,991		11,964		968,180

Pol Boudes	2017	393,610	206,645		126,800		22,694	(7)	749,749
Chief Medical Officer	2016	385,892	135,062		65,038		23,215		609,207

Charles A. McWherter,	2017	367,563	192,971		126,800		21,202	(8)	708,536
Senior Vice President and Chief Scientific Officer	2016	360,356	136,125		67,474		23,070		587,025

(1)	Represents the aggregate fair value of options and performance options granted from the 2013 Equity Incentive Plan for each fiscal year. In general, for options granted, 1/4th of the shares vest upon the one-year anniversary of the date of grant and the remainder of the shares vest in equal monthly installments over the following thirty-six months, subject to the optionee’s continued employment or service with CymaBay. The options issued under the 2013 Equity Incentive Plan generally have a maximum term of 10 years, subject to earlier termination in certain situations related to cessation of employment or services. The aggregate fair value is computed in accordance with FASB ASC Topic 718. For performance options granted in 2016, 50% of the shares vest upon management’s achievement of a specified operational milestone and 50% vest upon management’s achievement of a financing milestone. The aggregate grant date fair value of the performance shares was calculated based on the probable outcome of such conditions, excluding estimates of forfeiture. Accordingly, the aggregate grant date fair values of performance stock option awards granted to each of Mr. Shah, Dr. Van Wart, Dr. Boudes and Dr. McWherter in 2016 were $30,452; $60,905; $25,580; and $28,016, respectively. The aggregate grant date fair values of performance stock option awards granted to each of Mr. Shah, Dr. Van Wart, Dr. Boudes and Dr. McWherter in 2016 assuming the highest level of performance conditions that would be achieved were $59,770, $119,540, $50,207 and $54,988, respectively. See Note 9 to our financial statements in our annual report on Form 10-K as filed on March 15, 2018, regarding assumptions underlying our valuation of equity awards.
(2)	Mr. Shah was not a named executive officer in 2016 and, accordingly, his compensation for 2016 does not appear in this table.
(3)	Represents $13,566 of health insurance premiums, $1,152 of group term life insurance premiums, and $968 of accidental death and dismemberment insurance premiums, in each case paid by CymaBay in 2017.
(4)	Mr. Van Wart’s bonus for 2017 of 50% of his annual base salary was guaranteed pursuant to the terms of his separation agreement with CymaBay.
(5)	Includes $599,837 of incremental fair market value resulting from the modifications of Mr. Van Wart’s stock options to accelerate the vesting of certain stock options and to extend the time to exercise certain stock option from 90 days to one year following termination of service with CymaBay, pursuant to the terms of his separation agreement with CymaBay.

(6)	Represents $375,808 in severance payments accrued to Mr. Van Wart in 2017 pursuant to the terms of his separation agreement with CymaBay; and $2,899 of health insurance premiums, and $250 of group term life insurance premiums, in each case paid by CymaBay in 2017.
(7)	Represents $19,732 of health insurance premiums, $1,152 of group term life insurance premiums, and $1,810 of accidental death and dismemberment insurance premiums, in each case paid by CymaBay in 2017.
(8)	Represents $18,324 of health insurance premiums, $1,152 of group term life insurance premiums, and $1,726 of accidental death and dismemberment insurance premiums, in each case paid by CymaBay in 2017.

Outstanding Equity Awards at Fiscal Year-End

The following table presents the outstanding equity awards held by each of the Named Executive Officers as of December 31, 2017.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Sujal A. Shah	93,106	—		5.00	12/22/23
	61,697	869	(2)	5.00	1/05/24
	72,916	27,084	(3)	10.00	1/06/25
	25,875	28,125	(3)	1.06	1/25/26
	50,000	—		1.82	7/24/26
	90,000	—		3.48	4/26/27
	—	100,000	(3)	1.72	1/18/27
	26,667	613,333	(1)	9.21	10/26/27
	38,917	—		5.00	12/22/23

Harold Van Wart, Ph.D.	30,574	—		5.00	12/22/23
	141,290	—		5.00	1/05/24
	180,000	—		10.00	1/06/25
	96,000	—		1.82	7/24/26
	200,000	—		1.72	1/18/27

Pol Boudes, M.D.	70,583	6,417	(3)	7.00	4/14/24
	54,688	20,312	(3)	10.00	1/06/25
	25,875	28,125	(3)	1.06	1/25/26
	42,000	—		1.82	7/24/26
	—	100,000	(3)	1.72	1/18/27
	23,833	2,167	(4)	7.00	4/14/24

Charles A. McWherter, Ph.D.	2,515	—		4.77	1/24/2022
	62,430	—		5.00	10/30/2023
	7,546	—		5.00	12/22/2023
	51,323	723	(2)	5.00	1/5/2024
	72,916	27,084	(3)	10.00	1/6/2025
	25,875	28,125	(3)	1.06	1/25/2026
	46,000	—		1.82	7/24/2026
	—	100,000	(3)	1.72	1/18/2027
	31,134	—		5.00	12/22/23

(1)

These options were granted from the 2013 Equity Incentive Plan and vest in equal monthly installments over forty-eight (48) months and are fully vested within four years from the grant date subject to the optionee’s continued employment or service with CymaBay. The options generally have a maximum term of 10 years, subject to earlier termination in certain situations related to cessation of employment or service.
(2)	These options were granted from the 2013 Equity Incentive Plan and 1/3 of the shares underlying these options are fully vested on the date of grant and the remainder vest in equal monthly installments over the following forty-eight (48) months and are fully vested within four years from the grant date subject to the optionee’s continued employment or service with CymaBay. The options generally have a maximum term of 10 years, subject to earlier termination in certain situations related to cessation of employment or service.
(3)	These options were granted from the 2013 Equity Incentive Plan and 1/4 of the shares underlying these options are fully vested upon the one year anniversary of the date of grant and the remainder vest in equal monthly installments over the following thirty-six (36) months and are fully vested within four years from the grant date subject to the optionee’s continued employment or service with CymaBay. The options generally have a maximum term of 10 years, subject to earlier termination in certain situations related to cessation of employment or service.
(4)	These incentive awards, which are similar to stock appreciation rights, were granted from the 2013 Equity Incentive Plan and vest and are exercisable in equal monthly installments over forty-eight (48) months from the grant date and are fully vested within four years from the grant date subject to the optionee’s continued employment or service with CymaBay. The incentive awards generally have a maximum term of 10 years, subject to earlier termination in certain situations related to cessation of employment or service.

Employment Contracts and Termination of Employment and Change of Control Arrangements

Chief Executive Officer

CymaBay entered into an offer letter with Sujal A. Shah on December 6, 2013. Mr. Shah initially served as Chief Financial Officer of CymaBay but now serves as President and Chief Executive Officer of CymaBay. The offer letter includes the termination benefits described under “Termination” below. Mr. Shah’s compensation for 2017 was as follows:

Base Salary, Bonus, Benefits: Mr. Shah’s annual base salary was established for 2017 at $352,696 in January 2017, $400,000 in April 2017 in connection with his promotion to Interim President and Chief Executive Officer and $440,000 in October 2017 in connection with his promotion to President and Chief Executive Officer. Mr. Shah is eligible to receive a bonus of up to 35% of his base salary pursuant to his participation in CymaBay’s annual bonus program. The actual amount of Mr. Shah’s bonus will be determined by the Board in its sole discretion based upon its evaluation of Mr. Shah’s performance, CymaBay’s performance and other considerations it deems relevant.

Stock Option Grant: In connection with Mr. Shah’s promotion to Interim President and Chief Executive Officer in April 2017, Mr. Shah was granted stock options to purchase 90,000 shares of CymaBay’s common stock. In connection with Mr. Shah’s promotion to President and Chief Executive Officer in October 2017, Mr. Shah was granted stock options to purchase 640,000 shares of CymaBay’s common stock. Mr. Shah’s stock options vest over a four-year period from the date of grant subject to Mr. Shah’s continuous service with CymaBay.

Chief Medical Officer

CymaBay entered into an employment letter agreement with Dr. Pol Boudes on February 28, 2014, which included termination benefits described under “Termination” below. Dr. Boudes serves as Chief Medical Officer of CymaBay. Dr. Boudes’s compensation for 2017 was as follows:

Base Salary, Bonus, Benefits: Dr. Boudes’s annual base salary was set at $393,610 in January 2017. Dr. Boudes is eligible to receive a bonus of up to 35% of his base salary pursuant to his participation in CymaBay’s annual bonus program. The actual amount of Dr. Boudes’ bonus will be determined by the Board in its sole discretion based upon its evaluation of Dr. Boudes’ performance, CymaBay’s performance and other considerations it deems relevant.

Stock Option Grant: In 2017, Dr. Boudes was granted stock options to purchase 100,000 shares of CymaBay’s common stock. One fourth of the shares subject to Dr. Boudes’ stock option vest one year from the date of grant, with the remaining shares vesting in 36 equal monthly installments thereafter subject to Dr. Boudes’ continuous service with CymaBay.

Senior Vice President and Chief Scientific Officer

CymaBay entered into an employment letter agreement with Dr. Charles A. McWherter on November 21, 2013, which included termination benefits described under “Termination” below. Dr. McWherter serves as Senior Vice President and Chief Scientific Officer of CymaBay. Dr. McWherter’s compensation for 2017 was as follows:.

Base Salary, Bonus, Benefits: Dr. McWherter’s annual base salary was set at $367,563 in January 2017. In addition, Dr. McWherter is eligible to receive a bonus of up to 35% of his base salary pursuant to his participation in CymaBay’s annual bonus program. The actual amount of Dr. McWherter’s bonus will be determined by the Board in its sole discretion based upon its evaluation of Dr. McWherter’s performance, CymaBay’s performance and other considerations it deems relevant.

Stock Option Grant: In 2017, Dr. McWherter was granted stock options to purchase 100,000 shares of CymaBay’s common stock. One fourth of the shares subject to Dr. McWherter’s stock option vest one year from the date of grant, with the remaining shares vesting in 36 equal monthly installments thereafter subject to Dr. McWherter’s continuous service with CymaBay.

Termination

Pursuant to the terms of Mr. Shah’s offer letter, Dr. Boudes’s employment agreement, and Dr. McWherter’s employment agreement, each such executive officer is in an at-will employment relationship with CymaBay, and provided for the termination benefits as follow:

Termination: Either the executive officer or CymaBay may terminate the employment relationship at any time, with or without cause and with or without advance notice. If CymaBay terminates the executive officer’s employment without cause and other than as a result of his death or disability, or if the executive officer resigns for good reason, the executive officer will be eligible to receive 12 months of his current base salary. In addition, the executive officer is eligible to receive his annual bonus amount as if all his performance targets have been satisfied, pro-rated for the number of months that have elapsed in the year in which his employment terminates, but in no event will the executive officer be paid a bonus pro-rated for less than 9 months. Base salary and bonus severance will be paid in equal installments during the 12 month period following his termination date, provided, however, that no payments will be made to the executive officer prior to the 60th day following his termination. On the first payroll date following the 60th day following the executive officer’s termination, CymaBay will pay him the severance amounts that he would have received on or prior to such date in a lump sum. Such severance amounts will be reduced by any employment or consulting arrangements obtained by the executive officer following his termination. Additionally, if the executive officer elects to continue his group health benefits under COBRA, CymaBay will pay his premiums for COBRA coverage until the earlier of (i) the 12 months following his termination date; (ii) when the executive officer attains full-time employment; or (iii) when the executive officer ceases to be eligible for COBRA. Upon termination, the vesting of the executive officer’s stock options will be accelerated as to the number of shares that would have vested if the executive officer had been in service for an additional 12 months following his termination date. The executive officer’s benefits are conditioned on his signing a general release of claims against CymaBay and allowing the release to become effective within 60 days after his termination date.

Termination for Cause, Death or Disability and Resignation for Good Reason: If the executive officer’s employment is terminated for cause or because of death or disability or in the event the executive officer resigns without good reason, he will receive only the payment of his accrued salary and vacation and such other benefits as expressly required in such event by applicable law or the terms of any applicable benefit plans and the vesting of his stock awards will cease on his termination date.

Change in Control: At the close of a change in control, the executive officer’s outstanding stock options will become vested and exercisable with respect to 50% of his then-unvested shares of CymaBay’s common stock.

If on or within 12 months following a change in control, CymaBay or a successor corporation terminates the executive officer’s employment without cause and other than as a result of his death or disability, or if the executive officer resigns for good reason, the executive officer will be eligible to receive 12 months of his current base salary. Such severance amounts will be reduced by any employment or consulting arrangements obtained by the executive officer following his termination. If the executive officer elects to continue his group health benefits under COBRA, CymaBay will pay his premiums for COBRA coverage until the earlier of (i) 15 months following his termination date; (ii) when the executive officer attains full-time employment; or (iii) when the executive officer ceases to be eligible for COBRA. In addition, the executive officer is eligible to receive 125% of his annual bonus amount. Upon termination, the executive officer’s outstanding stock options will become fully vested and exercisable with respect to the remaining 50% of his then-unvested shares of CymaBay’s common stock. The executive officer’s benefits are conditioned on his signing and making effective a general release of claims against CymaBay on or after his termination date.

For the purpose of the offer letter and employee agreements summarized above:

“Cause” means: (i) conviction of, or plea of no contest, with respect to, any felony or any crime involving fraud, dishonesty or moral turpitude; (ii) participation in a fraud or act of dishonesty that results in material harm to CymaBay; (iii) intentional material violation of any contract or agreement between the executive and CymaBay, including but not limited to the executive’s employment agreement or Confidential Information and Inventions Agreement, or the executive’s violation of any statutory duty owed to CymaBay, but only if the executive does not correct any such violation within 30 days after written notice has been provided to the executive; or (iv) gross negligence or willful neglect of the executive’s job duties, as determined by the Board in good faith, but only if the executive does not correct such violation within 30 days after written notice has been provided to the executive (if such notice is reasonably practicable).

“Good reason” means: (i) the material reduction in responsibilities, authorities or functions as an employee of CymaBay; (ii) a material reduction in level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs); (iii) a material change of the executive’s place of employment that results in an increased round trip commute of more than 20 miles; or (iv) CymaBay’s material breach of the employment agreement. Notwithstanding the foregoing, the executive must provide written notice to CymaBay within 30 days after the date on which such event first occurs, and allow CymaBay 30 days during which CymaBay may attempt to rescind or correct the matter giving rise to good reason. If CymaBay does not rescind or correct the conduct giving rise to good reason to the executive’s reasonable satisfaction by the expiration of such period, the executive’s employment will then terminate with good reason as of such thirtieth day.

“Change in control” means an event or a series of related events such as: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of CymaBay of more than 50% of the voting stock of CymaBay; (ii) a merger or consolidation in which CymaBay is a party; or (iii) the sale, exchange or transfer of all or substantially all of the assets of CymaBay. A change in control will only occur if the stockholders of CymaBay immediately before the transaction do not retain direct or indirect beneficial ownership of more than 50% of the total combined voting power of the outstanding securities of the surviving company.

In addition, each of the employment agreements contains a “gross up” provision, which provides that if any of the executive officer’s payments constitutes a parachute payment under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) and is subject to the excise tax under Code Section 4999, such executive will be entitled to receive from CymaBay an additional payment in an amount equal to (i) all excise taxes (including any interest or penalties imposed with respect to such taxes) imposed on such parachute payments (the “reimbursement payment”) and (ii) all federal, state and local income taxes, employment taxes and any excise taxes that may be imposed on the reimbursement payment.

Former Chief Executive Officer

Dr. Van Wart served as Chief Executive Officer of CymaBay until April 15, 2017. Until April 15, 2017, Dr. Van Wart received a salary at an annual rate of $530,553. In addition, in January 2017 Dr. Van Wart received an option to purchase 200,000 shares of our common stock with an exercise price of $1.72 per share, the fair market value of a share of our common stock on the date of grant, with vesting over a four-year period.

Separation Agreement

On April 9, 2018, we entered into a separation agreement with Dr. Van Wart pursuant to which Dr. Van Wart ceased to be an employee of CymaBay on April 15, 2017. The separation agreement provides we will pay Dr. Van Wart, as severance, 12 months continued base salary, as in effect on April 15, 2017, a bonus of 50% of his annual base salary, and up to 12 months of COBRA coverage. Further, pursuant to the separation agreement, the vesting of all his unvested options was accelerated, and the post-termination exercise period for his options was extended to be one year. In connection with the execution of the separation agreement, Mr. Van Wart signed a general release in favor of us and resigned from the Board, effective April 14, 2017.

Perquisites, Health, Welfare and Retirement Benefits

Our named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, group life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees. CymaBay provides a 401(k) plan to our employees, including our named executive officers. Commencing as of January 1, 2018, CymaBay matches 100% of a participant’s contributions, including our named executive officers, to the 401(k) plan up to a maximum annual matching contribution of $750. In addition, CymaBay reimburses our employees, including our named executive officers, for reasonable business expenses incurred in the discharge of their duties in accordance with the general practices and policies of CymaBay and subject to CymaBay’s annual expense budget.

CymaBay generally does not provide perquisites or personal benefits to our named executive officers, except in limited circumstances. CymaBay does, however, pay the premiums for term life insurance and disability insurance for all of our employees, including our named executive officers. In addition, each of our named executive offers is entitled to participate in an individual disability income protection plan, the premiums of which are paid by CymaBay.

Director Compensation

The following table shows for the fiscal year ended December 31, 2017, certain information with respect to the compensation of each person serving as a non-employee director of CymaBay:

Name	Fees Earned or Paid in Cash ($)	Option Awards(1) ($)	Total ($)
Robert F. Booth, Ph.D.	41,000	132,056	173,056
Carl Goldfischer, M.D.	58,500	94,631	153,131
Caroline Loewy	44,000	132,056	176,056
Evan A. Stein, M.D., Ph.D.	39,000	109,670	148,670
Paul F. Truex	47,833	109,670	157,503
Kurt von Emster, CFA	52,750	94,631	147,381
Robert J. Weiland	44,000	109,670	153,670
Robert J. Wills, Ph.D.	129,875	161,167	291,042

(1)	These amounts are not cash compensation, but rather the aggregate fair value of the equity compensation granted to our non-employee directors during the fiscal year. The aggregate fair value is computed in accordance with FASB ASC Topic 718. See Note 9 to our financial statements contained in our Annual Report on Form 10-K as filed with the SEC on March 15, 2018, regarding assumptions underlying valuation of equity awards.

At December 31, 2017, the following non-employee directors (and one former non-employee director) held options and incentive awards to purchase the following number of shares:

Name	Options	Incentive Awards
Robert F. Booth, Ph.D.	52,500	—
Carl Goldfischer, M.D.	40,840	2,335
Caroline Loewy	52,500	—
Evan A. Stein, M.D., Ph.D.	52,500	—
Paul F. Truex	52,500	—
Kurt von Emster, CFA	62,992	3,372
Robert J. Weiland	52,500	—
Robert J. Wills, Ph.D.	101,500	—

Non-Employee Director Compensation Policy

Non-Employee Director Compensation Policy as in Effect in 2017

Our Non-Employee Director Compensation Program is intended to compensate our non-employee directors with a combination of cash and equity. Each non-employee director receives an annual base cash retainer of $35,000 for such service. The chairman of our Board receives an additional annual base cash retainer of $20,000 for this service. In addition, we intend to compensate the members of our Board for service on our committees as follows:

•	The chairperson of our audit committee will receive an annual cash retainer of $17,500 for this service, and each of the other members of the audit committee will receive an annual cash retainer of $9,000.

•	The chairperson of our compensation committee will receive an annual cash retainer of $10,000 for such service, and each of the other members of the compensation committee will receive an annual cash retainer of $6,000.

•	The chairperson of our nominating and corporate governance committee will receive an annual cash retainer of $8,750 for this service, and each of the other members of the nominating and corporate governance committee will receive an annual cash retainer of $4,000.

Cash payments described above shall be paid either quarterly or semi-annually at the discretion of the Board member.

Further, under this policy, at about the time of our annual meeting of stockholders, each non-employee director having completed a minimum of twelve months of service will receive an additional equity award of an option to purchase 15,000 shares of our common stock. In the event the non-employee director has served less than twelve months, an equity award of an option to purchase up to a maximum of 15,000 shares of our common stock may be awarded at the discretion of the Board or Compensation Committee. If a new director joins our Board, the director will receive an initial stock option to purchase 30,000 shares of our common stock. Annual option grants and option grants to new Board members will be subject to vesting as determined by our Board or Compensation Committee on the date of grant.

For 2018, the equity portion of the program is as follows: concurrently with the grants under our annual grant program for employees, each non-employee director will receive an annual equity award valued at approximately $100,000. If a new Board member joins our Board, the director will receive an initial equity award valued at approximately $200,000. Annual equity awards and equity awards to new Board members will be subject to vesting as determined by the Board on the date of grant, generally vesting over 12 months for annual grants, and vesting over 36 months for initial grants.

TRANSACTIONS WITH RELATED PERSONS

RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES

CymaBay has adopted a written Related-Person Transactions Policy that sets forth CymaBay’s policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” For purposes of CymaBay’s policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which CymaBay and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to CymaBay as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or more than 5% stockholder of CymaBay, including any of their immediate family members, and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to CymaBay of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, CymaBay relies on information supplied by its executive officers, directors and certain significant stockholders. In considering related-person transactions, the Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to CymaBay, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself form the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Committee considers, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of CymaBay and its stockholders, as the Committee determines in the good faith exercise of its discretion.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are CymaBay stockholders will be “householding” CymaBay’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or CymaBay. Direct your written request to CymaBay Therapeutics Inc., Secretary, 7999 Gateway Blvd., Suite 130, Newark, CA 94560 or by contacting our Investor Relations at (510) 293-8800. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the 2018 Annual Meeting of Stockholders. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

By Order of the Board of Directors

/s/ Paul T. Quinlan
Paul T. Quinlan
Secretary

Newark, California

April 20, 2018

A copy of CymaBay’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2017, is available without charge upon written request to: Secretary, CymaBay Therapeutics, Inc., 7999 Gateway Blvd., Suite 130, Newark, CA 94560.

DIRECTIONS TO THE ANNUAL MEETING

By Road

From Downtown San Francisco or San Francisco International Airport:

Take US-101 South to exit 406 for CA-84 East (Dumbarton Bridge). From CA-84 East, cross the Dumbarton Bridge and then take exit 36 for Thornton Avenue from CA-84 East. Turn right onto Thornton Avenue and take the first left onto Gateway Boulevard. From Gateway Boulevard, turn left at the first light into the parking lot for the Pacific Research Center.

From San Jose International Airport:

Take US-101 South to exit 388B for I-880 North. Continue on I-880 North to exit 21 for CA-84 West / Decoto Road toward Dumbarton Bridge. Turn left onto CA-84 W / Decoto Road to exit 36 for Thornton Avenue. Turn left onto Thornton Avenue and then turn left onto Gateway Boulevard. From Gateway Boulevard, turn left at the first light into the parking lot for the Pacific Research Center.

From Oakland International Airport:

Take I-880 South to exit 21 for CA-84 West / Decoto Road toward Dumbarton Bridge. Turn left onto CA-84 W / Decoto Road to exit 36 for Thornton Avenue. Turn left onto Thornton Avenue and then turn left onto Gateway Boulevard. From Gateway Boulevard, turn left at the first light into the parking lot for the Pacific Research Center.

APPENDIX A

2013 EQUITY INCENTIVE PLAN

CYMABAY THERAPEUTICS, INC.

2013 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: SEPTEMBER 25, 2013

APPROVED BY THE STOCKHOLDERS: SEPTEMBER 30, 2013

EFFECTIVE DATE: SEPTEMBER 25, 2013

AMENDED BY THE BOARD OF DIRECTORS: MARCH 18, 2014

APPROVED BY THE STOCKHOLDERS: JUNE 3, 2014

AMENDED BY THE BOARD OF DIRECTORS: MARCH 30, 2018

[APPROVED BY THE STOCKHOLDERS:             , 2018]

1.    GENERAL.

(a)    Successor to Prior Plan. The Plan is intended as the successor to the CymaBay Therapeutics, Inc. 2003 Equity Incentive Plan, as amended (the “Prior Plan”). All Awards granted on or after 12:01 a.m. Pacific Time on the Effective Date will be granted under this Plan. All stock awards granted under the Prior Plan will remain subject to the terms of the Prior Plan. On or around the Effective Date, the Company filed an Amended and Restated Certificate of Incorporation to affect a reverse split of its common stock (the “Reverse Split”) and all references to the number of shares set forth herein are shown on a Reverse Split basis.

(i)    From and after 12:01 a.m. Pacific time on the Effective Date, with respect to the aggregate number of shares subject, at such time, to outstanding stock awards granted under the Prior Plan that (1) expire or terminate for any reason prior to exercise or settlement; (2) are forfeited because of the failure to meet a contingency or condition required to vest such shares or otherwise return to the Company; or (3) are reacquired, withheld (or not issued) to satisfy a tax withholding obligation in connection with an award or to satisfy the purchase price or exercise price of a stock award (such shares the “Returning Shares”) will immediately be added to the Share Reserve (as further described in Section 3(a) below) as and when such a share becomes a Returning Share, up to the maximum number set forth in Section 3(a) below.

(b)    Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive Awards.

(c)    Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, and (vii) Other Stock Awards.

(d)    Purpose. The Plan, through the grant of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate, and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.

2.    ADMINISTRATION.

(a)    Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b)    Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)    To determine: (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.

(ii)    To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

(iii)    To settle all controversies regarding the Plan and Awards granted under it.

(iv)    To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or the time at which cash or shares of Common Stock may be issued in settlement thereof).

(v)    To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not materially impair a Participant’s rights under the Participant’s then-outstanding Award without the Participant’s written consent, except as provided in subsection (viii) below.

(vi)    To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or bringing the Plan or Awards granted under the Plan into compliance with the requirements for Incentive Stock Options or ensuring that they are exempt from, or compliant with, the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. If required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan. Except as otherwise provided in the Plan or an Award Agreement, no amendment of the Plan will materially impair a Participant’s rights under an outstanding Award without the Participant’s written consent.

(vii)    To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 422 of the Code regarding “incentive stock options” or (B) Rule 16b-3.

(viii)    To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that a Participant’s rights under any Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws or listing requirements.

(ix)    Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x)    To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).

(xi)    To effect, with the consent of any adversely affected Participant, (A) the reduction of the exercise, purchase or strike price of any outstanding Stock Award; (B) the cancellation of any outstanding Stock Award and the grant in substitution therefor of a new (1) Option or SAR, (2) Restricted Stock Award, (3) Restricted Stock Unit Award, (4) Other Stock Award, (5) cash and/or (6) other valuable consideration determined by the Board, in its sole discretion, with any such substituted award (x) covering the same or a different number of shares of Common Stock as the cancelled Stock Award and (y) granted under the Plan or another equity or compensatory plan of the Company; or (C) any other action that is treated as a repricing under generally accepted accounting principles.

(c)    Delegation to Committee.

(i)    General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii)    Rule 16b-3 Compliance. The Committee may consist solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.

(d)    Delegation to an Officer. The Board may delegate to one (1) or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such Awards, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Stock Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value pursuant to Section 13(w)(iii) below.

(e)    Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3.    SHARES SUBJECT TO THE PLAN.

(a)    Share Reserve. Subject to Section 9(a) relating to Capitalization Adjustments, and the following sentence regarding the annual increase, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards will not exceed 8,349,991 shares (the “Share Reserve”), which number is the sum of (i) 483,160 shares approved by the stockholders on September 30, 2013, plus (ii) an additional 500,000 shares approved by the stockholders on June 3, 2014, plus (iii) 5,772,697 shares added pursuant to automatic increases that occurred on January 1st of each of 2014, 2015, 2016, 2017 and 2018 plus (iv) the number of shares that are Returning Shares (which was 94,134 shares as of the Effective Date), as such shares become available from time to time plus (v) 1,500,000 new shares. In addition, the Share Reserve will automatically increase on January 1st of each year, for a period of not more than ten years, commencing on January 1st of the year following the year in which the Effective Date occurs and ending on (and including) January 1, 2023, in an amount equal to 5% of the total number of shares of Capital Stock outstanding on December 31st of the preceding calendar year. Notwithstanding the foregoing, the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence. For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(b)    Reversion of Shares to the Share Reserve. If a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan. If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan. Any shares reacquired by the Company in satisfaction of tax withholding obligations on a Stock Award or as consideration for the exercise or purchase price of a Stock Award will again become available for issuance under the Plan.

(c)    Incentive Stock Option Limit. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be 5,000,000 shares of Common Stock,

(d)    Grant Limitations. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the following limitations shall apply:

(i)    A maximum of 2,000,000 shares of Common Stock subject to Options, SARs and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the Fair Market Value on the date the Stock Award is granted may be granted to any one Participant during any one calendar year.

(ii)    A maximum of 2,000,000 shares of Common Stock subject to Performance Stock Awards may be granted to any one Participant during any one calendar year (whether the grant, vesting or exercise is contingent upon the attainment during the Performance Period of the Performance Goals).

(e)    Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.    ELIGIBILITY.

(a)    Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405 of the Securities Act, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction), (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from Section 409A of the Code, or (iii) the Company, in consultation with its legal counsel, has determined that such Stock Awards comply with the distribution requirements of Section 409A of the Code.

(b)    Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.

5.    PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a)    Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten years from the date of its grant or such shorter period specified in the Award Agreement.

(b)    Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c)    Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:

(i)    by cash, check, bank draft or money order payable to the Company;

(ii)    pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii)    by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv)    if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v)    in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.

(d)    Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.

(e)    Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

(i)    Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (or pursuant to subsections (ii) and (iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided in the Plan, neither an Option nor a SAR may be transferred for consideration.

(ii)    Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii)    Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, on the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f)    Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g)    Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date which occurs ninety (90) days following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR will terminate.

(h)    Extension of Termination Date. If the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received on exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of the period of days or months (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i)    Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date which occurs 12 months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

(j)    Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service for a reason other than death, then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date which occurs 18 months following the date of death (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.

(k)    Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon such Participant’s termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the date of such termination of Continuous Service.

(l)    Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt Employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.

6.    PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a)    Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical. Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)    Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)    Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii)    Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv)    Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the

Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(v)    Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b)    Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical. Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i)    Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)    Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii)    Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv)    Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v)    Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi)    Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c)    Performance Awards.

(i)    Performance Stock Awards. A Performance Stock Award is a Stock Award (covering a number of shares not in excess of that set forth in Section 3(d) above) that is payable (including that may be granted, may vest or may be exercised) contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the Participant’s completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Board, in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii)    Board Discretion. The Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement.

(d)    Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.    COVENANTS OF THE COMPANY.

(a)    Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Awards.

(b)    Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

(c)    No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

8.    MISCELLANEOUS.

(a)    Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Awards will constitute general funds of the Company.

(b)    Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the

Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(c)    Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.

(d)    No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e)    Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(f)    Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(g)    Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that such Participant is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(h)    Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

(i)    Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(j)    Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(k)    Compliance with Section 409A of the Code. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.

(l)    Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the

Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of an event constituting Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

9.    ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a)    Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 3(d), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

(b)    Dissolution or Liquidation. Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c)    Corporate Transaction. The following provisions will apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Board will take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Corporate Transaction:

(i)    arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction);

(ii)    arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii)    accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board determines (or, if the Board does not determine such a date, to the date that is five days prior to the effective date of the Corporate Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction;

(iv)    arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v)    cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

(vi)    make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Corporate Transaction, over (B) any exercise price payable by such holder in connection with such exercise.

The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award.

(d)    Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.

10.    PLAN TERM; EARLIER TERMINATION OR SUSPENSION OF THE PLAN.

The Board may suspend or terminate the Plan at any time. No Incentive Stock Options may be granted after the tenth anniversary of the earlier of (i) the date the Plan is adopted by the Board (the “Adoption Date”), or (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

11.    EFFECTIVE DATE OF THE PLAN; TIMING OF FIRST GRANT OR EXERCISE.

This Plan will become effective on the Effective Date. In addition, no Stock Award will be exercised (or, in the case of a Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award, or Other Stock Award, no Stock Award will be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval will be within 12 months after the date the Plan is adopted by the Board.

12.    CHOICE OF LAW.

The law of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13.    DEFINITIONS. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a)    “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b)    “Award” or “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(c)    “Award Agreement” or “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.

(d)    “Board” means the Board of Directors of the Company.

(e)    “Capital Stock” means each and every class of common stock of the Company, regardless of the number of votes per share.

(f)    “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Adoption Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(g)    “Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(h)    “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)    any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, (C) on account of the acquisition of securities of the Company by any individual who is, on the Effective Date, either an executive officer or a Director (either, an “IPO Investor”) and/or any entity in which an IPO Investor has a direct or indirect interest (whether in the form of voting rights or participation in profits or capital contributions) of more than 50% (collectively, the “IPO Entities”) or on account of the IPO Entities continuing to hold shares that come to represent more than 50% of the combined voting power of the Company’s then outstanding securities as a result of the conversion of any class of the Company’s securities into another class of the Company’s securities having a different number of votes per share pursuant to the conversion provisions set forth in the Company’s Amended and Restated Certificate of Incorporation; or (D) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

(ii)    there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction; provided, however, that a merger, consolidation or similar transaction will not constitute a Change in Control under this prong of the definition if the outstanding voting securities representing more than 50% of the combined voting power of the surviving Entity or its parent are owned by the IPO Entities;

(iii)    there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; provided, however, that a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries will not constitute a Change in Control under this prong of the definition if the outstanding voting securities representing more than 50% of the combined voting power of the acquiring Entity or its parent are owned by the IPO Entities; or

(iv)    individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing definition or any other provision of the Plan, the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company and the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply.

(i)    “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(j)    “Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(k)    “Common Stock” means, as of the Effective Date, the common stock of the Company, having one vote per share.

(l)    “Company” means CymaBay Therapeutics, Inc., a Delaware corporation.

(m)    “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(n)    “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(o)    “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)    a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii)    a sale or other disposition of at least 90% of the outstanding securities of the Company;

(iii)    a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)    a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(p)    “Director” means a member of the Board.

(q)    “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(r)    “Effective Date” means the effective date of this Plan, which is the earlier of (i) the date that this Plan is first approved by the Company’s stockholders, and (ii) the date this Plan is adopted by the Board.

(s)    “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(t)    “Entity” means a corporation, partnership, limited liability company or other entity.

(u)    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(v)    “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(w)    “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)    If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii)    Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii)    In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(x)    “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(y)     “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(z)    “Nonstatutory Stock Option” means any Option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(aa)    “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(bb)    “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(cc)    “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.

(dd)    “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(ee)    “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(ff)    “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.

(gg)    “Own,” “Owned,” “Owner,” “Ownership” means a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(hh)    “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(ii)     “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) earnings before interest, taxes, depreciation, amortization and legal settlements; (v) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (vi) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (vii) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (viii) total stockholder return; (ix) return on equity or average stockholder’s equity; (x) return on assets, investment, or capital employed; (xi) stock price; (xii) margin (including gross margin); (xiii) income (before or after taxes); (xiv) operating income; (xv) operating income after taxes; (xvi) pre-tax profit; (xvii) operating cash flow; (xviii) sales or revenue targets; (xix) increases in revenue or product revenue; (xx) expenses and cost reduction goals; (xxi) improvement in or attainment of working capital levels; (xxii) economic value added (or an equivalent metric); (xxiii) market share; (xxiv) cash flow; (xxv) cash flow per share; (xxvi) share price performance; (xxvii) debt reduction; (xxviii) implementation or completion of projects or processes; (xxix) user satisfaction; (xxx) stockholders’ equity; (xxxi) capital expenditures; (xxxii) debt levels; (xxxiii) operating profit or net operating profit; (xxxiv) workforce diversity; (xxxv) growth of net income or operating income; (xxxvi) billings; (xxxvii) bookings; (xxxviii) the number of users, including but not limited to unique users; (xxxix) employee retention; and (xxxx) other measures of performance selected by the Board.

(jj)    “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; and (12) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement.

(kk)    “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(ll)    “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(mm)    “Plan” means this CymaBay Therapeutics, Inc. 2013 Equity Incentive Plan, as it may be amended.

(nn)    “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(oo)    “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(pp)    “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(qq)    “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.

(rr)    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(ss)    “Securities Act” means the Securities Act of 1933, as amended.

(tt)    “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(uu)    “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

(vv)    “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(ww)    “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

☐                    ⬛

CYMABAY THERAPEUTICS, INC.

Proxy for Annual Meeting of Stockholders on June 5, 2018

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Sujal A. Shah and Paul Quinlan as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side hereof, all the shares of common stock of CYMABAY THERAPEUTICS, INC. held of record by the undersigned at the close of business on April 9, 2018, at the Annual Meeting of Stockholders to be held June 5, 2018, at 9:00 am Pacific Time at the Pacific Research Center, 7677 Gateway Blvd., Conference Center 2nd Floor, Apex Room, Newark, CA 94560, and at any adjournment thereof.

(Continued and to be signed on the reverse side.)

⬛ 1.1	14475 ⬛

ANNUAL MEETING OF STOCKHOLDERS OF

CYMABAY THERAPEUTICS, INC.

June 5, 2018

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 p.m. Eastern Time the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

Directions can be found at http://www.pacificresearchcenter.com or by contacting our Investor Relations at (510) 293-8121.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER

ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:

The Notice of Meeting of Stockholders, Proxy Statement, Annual Report on Form 10-K and proxy card are available at http://www.astproxyportal.com/ast/18519

i  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  i

⬛ 20930300000000000000 7	060518

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NINE NOMINEES AS DIRECTORS AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect the CymaBay Therapeutics, Inc. Board of Directors’ nine nominees as directors to serve until the 2019 Annual Meeting of Stockholders and until their successors are duly elected and qualified:

						FOR	AGAINST	ABSTAIN
				2.	To approve the CymaBay Therapeutics, Inc. 2013 Equity Incentive Plan, as amended and restated, to, among other things, increase the aggregate number of shares of the company’s common stock authorized for issuance under the plan by 1,500,000 shares.	☐	☐	☐
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES: ¡ Sujal A. Shah ¡ Robert F. Booth, Ph.D. ¡ Carl Goldfischer, M.D. ¡ Caroline Loewy ¡ Evan A. Stein, M.D., Ph.D. ¡ Paul F. Truex ¡ Kurt von Emster ¡ Robert J. Weiland ¡ Robert J. Wills, Ph.D.		3.

To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of CymaBay Therapeutics, Inc. for its fiscal year ending December 31, 2018.

						☐	☐	☐
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned Stockholder. If no direction is made, this proxy will be voted “FOR ALL NOMINEES” in Proposal 1 and “FOR” Proposal 2 and Proposal 3.
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: 🌑

To change the address on your account, please check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

⬛	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	⬛